                                  [CRANE LOGO]




        CRANE CO. 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902





                                                                  March 5, 2004


DEAR CRANE CO. SHAREHOLDER:


     You are cordially invited to attend the Annual Meeting of the Shareholders of Crane Co., to be held at 10:00 a.m. Eastern Daylight Time on Monday, April 26, 2004 in the Elm Meeting Room of The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut.


     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 2003 Annual Report accompanies this Proxy Statement.


     It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the Internet address or the toll-free telephone number on the proxy card.


                                     Sincerely,

                                     /s/ R.S. Evans
                                     ---------------------
                                     R.S. EVANS
                                     Chairman of the Board

                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2004

                             ---------------------
                                                                  March 5, 2004


To the Shareholders of Crane Co.:


     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Crane Co. will be held in the Elm Meeting Room of The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut on Monday, April 26, 2004 at 10:00 a.m., Eastern Daylight Time, for the following purposes:


   1. To elect four directors to serve for three year terms until the Annual Meeting of Shareholders in 2007.


   2. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2004.


   3. To consider and act upon a proposal to approve the 2004 Stock Incentive Plan.


   4. To consider and act upon a proposal to approve the Corporate EVA Incentive Compensation Plan.


   5. To consider and act upon a proposal submitted by certain shareholders concerning adoption of the MacBride Principles in reference to the Company's operations in Northern Ireland.


   6. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.


     The Board of Directors has fixed the close of business on February 27, 2004 as the record date for the purpose of determining shareholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 100 First Stamford Place, Stamford, Connecticut.


     In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope, or use the Internet address or the toll-free telephone number set forth on the enclosed proxy card.


                                          By Order of the Board of Directors,



                                          AUGUSTUS I. DUPONT
                                          Secretary


--------------------------------------------------------------------------------
   IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU WRITE
   FOR YOUR CARD OF ADMISSION TO THE SECRETARY, CRANE CO., 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902.
--------------------------------------------------------------------------------

                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902

                                ----------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2004

     The enclosed proxy is solicited by the Board of Directors of Crane Co. (the "Company") for use at the Annual Meeting of Shareholders to be held in the Elm Meeting Room of The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, April 26, 2004, at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof. The enclosed proxy, when properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the proxy will be voted for each nominee named herein for election as a director, for the proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2004, for the proposal to approve the 2004 Stock Incentive Plan, for the proposal to approve the Corporate EVA Incentive Compensation Plan and against the shareholder proposal concerning the MacBride Principles. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy or by personal ballot at the meeting.

     Shareholders of record may vote their proxy by using the toll-free number listed on the proxy card as an alternative to using the written form of proxy. The telephone voting procedure is designed to authenticate votes cast by use of a Personal Identification Number. Alternatively, shareholders of record may vote their proxy via the Internet at the website www.eproxyvote.com/cr. Both procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that these procedures are consistent with the requirements of applicable law. Specific instructions to be followed by any shareholder of record interested in voting by telephone or via the Internet are set forth on the enclosed proxy card.

     The date on which this proxy statement and enclosed form of proxy are first being sent to the Company's shareholders is on or about March 5, 2004.

     OUTSTANDING SHARES AND REQUIRED VOTES. As of the close of business on February 27, 2004, the record date for determining shareholders entitled to vote at the Annual Meeting, the Company had issued and outstanding 59,515,564 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock is entitled to one vote at the meeting. Four directors will be elected by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. The approval of auditors, the approval of the 2004 Stock Incentive Plan, the approval of the Corporate EVA Incentive Compensation Plan and the shareholder proposal concerning the MacBride Principles each requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting, provided that in the case of the 2004 Stock Incentive Plan the votes cast constitute a majority of the votes entitled to be cast at the meeting. Abstentions may be specified as to all proposals to be brought before the meeting other than the election of directors. Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers holding shares for customers have authority to vote on certain matters even if they have not received instructions from the beneficial owners, but do not have such authority as to certain other matters (so-called "broker non-votes"). The NYSE has advised the Company that member firms of the NYSE may vote without specific instructions from beneficial owners only on the election of directors, the approval of auditors and the approval of the Corporate EVA Incentive Compensation Plan. With regard to the election of directors, votes may be cast in favor or withheld, and the four persons receiving the highest number of favorable votes will be elected as directors of the Company. As to the approval of auditors, the approval of the 2004 Stock Incentive Plan, the approval of the Corporate EVA Incentive

Compensation Plan and the shareholder proposal, abstaining from voting certain shares will have the effect of a negative vote. Broker non-votes do not count as votes cast on a proposal and therefore will not affect the outcome of the voting at the meeting except for the vote on the 2004 Stock Incentive Plan which requires that the votes cast on that proposal constitute a majority of the votes entitled to be cast at the meeting.


                             ELECTION OF DIRECTORS


     The Board of Directors of the Company currently consists of ten members divided into three classes; however, the Board has nominated a new director, Karen E. Dykstra, for election at the Annual Meeting. Accordingly, at the Annual Meeting four directors are to be elected to hold office for three year terms until the Annual Meeting in 2007 and until their successors are elected and qualified. The enclosed proxy will be voted for election of the four directors of such class named in the following table, each of whom other than Ms. Dykstra currently serves as a director. The election of all four nominees has been proposed by the Nominating and Governance Committee and recommended by the Board of Directors. If any nominee shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such nominee, if any, as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy.


     The age, position with the Company, period of service as a director of the Company, business experience during the past five years, directorships in other public companies and shareholdings in the Company as of February 27, 2004 for each of the nominees for election and for each of those directors whose term will continue are set forth below.




                                                                                        COMMON SHARES
                                                                                        BENEFICIALLY
                                                                                          OWNED(1)
                                                                                       --------------
NOMINEES TO BE ELECTED FOR TERMS TO EXPIRE IN 2007

KAREN E. DYKSTRA ...................................................................        1,500
 Age 45; Nominee for Director. Vice President-Finance and Chief Financial Officer
   of Automatic Data Processing, Inc. ("ADP"), Roseland, NJ (provider of computerized transaction processing, data communications and information services) since February 2003. Vice President-Finance of ADP since July 2001.
   Corporate Controller of ADP from October 1998 to July 2001.

RICHARD S. FORTE ...................................................................       38,179
 Age 59; Director since 1983. Chairman, Forte Cashmere Company, South Natick,
   MA (importer and manufacturer) since January 2002. President, Dawson Forte
   Cashmere Company (importer) from 1997 to 2001. Other directorships: Huttig
   Building Products, Inc.

WILLIAM E. LIPNER ..................................................................       11,950
 Age 56; Director since 1999. Executive Vice Chairman, Taylor Nelson Sofres,
   PLC, London, England (market research services) since July 2003. Chairman and Chief Executive Officer, NFO WorldGroup, Inc., Greenwich CT (marketing information research services worldwide) for more than five years prior to July
   2003. Other directorships: Taylor Nelson Sofres, PLC.

JAMES L. L. TULLIS .................................................................       13,980
 Age 56; Director since 1998. Chief Executive Officer, Tullis-Dickerson & Co., Inc.,
   Greenwich, CT (venture capital investments in the health care industry)
   since 1986.

                                                                                       COMMON SHARES
                                                                                       BENEFICIALLY
                                                                                         OWNED(1)
                                                                                      --------------
DIRECTORS WHOSE TERMS EXPIRE IN 2005

E. THAYER BIGELOW, JR. ............................................................         56,360
 Age 62; Director since 1984. Managing Director, Bigelow Media, New York, NY
   (investment in media and entertainment companies) since September 2000 and
   Senior Advisor, Time Warner Inc., New York, NY (a media and entertainment company) since October 1998. Other directorships: Adelphia Communications
   Corp., Huttig Building Products, Inc., Lord Abbett & Co. Mutual Funds (42
   funds).

CHARLES J. QUEENAN, JR. ...........................................................         22,444
 Age 73; Director since 1986. Senior Counsel since 1995 and prior thereto, Partner,
   Kirkpatrick & Lockhart LLP, Pittsburgh, PA (attorneys at law). Other directorships: Allegheny Technologies Incorporated, Teledyne Technologies
   Incorporated, Water Pik Technologies, Inc.

JEAN GAULIN .......................................................................         22,970
 Age 61; Director from 1995 to 1999 and since 2001. Retired Chairman, President and Chief Executive Officer of Ultramar Diamond Shamrock Corporation, San
   Antonio, TX (petroleum refining and marketing). Chairman, President and
   Chief Executive Officer, Ultramar Diamond Shamrock Corporation, January
   2000 to December 2001; Vice Chairman, President and Chief Executive Officer,
   Ultramar Diamond Shamrock Corporation, January 1999 to December 1999.
   Other directorships: Abitibi Consolidated, Inc., National Bank of Canada,
   Saputo Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

R. S. EVANS .......................................................................        970,864
 Age 59; Director since 1979. Chairman of the Board of the Company since April
   2001. Chairman and Chief Executive Officer of the Company from 1984 to 2001.
   Other directorships: HBD Industries, Inc., Huttig Building Products, Inc.

ERIC C. FAST ......................................................................      1,275,567
 Age 54; Director since 1999. President and Chief Executive Officer of the
   Company since April 2001. President and Chief Operating Officer of the
   Company from September 1999 to April 2001. Other directorships:
   Convergys Corporation.

DORSEY R. GARDNER .................................................................         38,165
 Age 61; Director from 1982 to 1986 and since 1989. President, Kelso Management
   Company, Inc., Boston, MA (investment management). General Partner,
   Hollybank Investments, L. P., and Thistle Investments, L. P., Miami, FL (private investment funds). Other directorships: Huttig Building Products, Inc.

                                                                                COMMON SHARES
                                                                                BENEFICIALLY
                                                                                  OWNED(1)
                                                                               --------------
DWIGHT C. MINTON ...........................................................       72,117
 Age 69; Director since 1983. Chairman Emeritus of the Board of Church &
   Dwight Co., Inc., Princeton, NJ (manufacturer of consumer and specialty products) since January 2001. Chairman and Chief Executive Officer of
   Church & Dwight Co., Inc. for more than five years prior to January 2001.
   Other directorships: Church & Dwight Co., Inc.

----------
(1) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes stock options exercisable within 60 days. No director except Mr. R. S. Evans and Mr. E. C. Fast beneficially owns more than 1% of the outstanding shares of Common Stock. See Beneficial Ownership of Common Stock by Directors and Management, page 8.


     The Board of Directors met ten times during 2003. Three of such meetings included executive sessions without management present, and R.S. Evans, Chairman of the Board, presided at such executive sessions. Each director attended over 85% of the Board and Committee meetings held in the period during which he was a director and Committee member.


     In addition, it is Company policy that each of our directors attend the Annual Meeting. All of our directors were in attendance at the 2003 Annual Meeting.


     COMMITTEES OF THE BOARD. The Board of Directors has an Executive Committee, Audit Committee, Nominating and Governance Committee and Management Organization and Compensation Committee. The Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily obtained, did not meet in 2003. The Audit Committee, which consists of directors who meet the independence and experience requirements of the NYSE, met ten times in 2003 (including four meetings by conference telephone to review quarterly financial information) with the Company's management, internal auditors and independent auditors to review matters relating to the quality of financial reporting and internal accounting controls and the nature, extent and results of their audits. The Audit Committee is the Board's principal agent in fulfilling legal and fiduciary obligation with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. (See the Committee's report on page 20.) The duties of the Nominating and Governance Committee include developing criteria for selection of and identifying potential candidates for service as directors of the Company, policies regarding tenure of service and retirement for members of the Board of Directors and responsibility and oversight of corporate governance matters. The Nominating and Governance Committee met four times in 2003. The duties of the Management Organization and Compensation Committee include coordinating the annual evaluation of the Chief Executive Officer, recommending to the Board of Directors all actions regarding compensation of the Chief Executive Officer, review of the compensation of other officers and business unit presidents, review of director compensation, administration of the EVA Incentive Compensation Plan and Stock Incentive Plan, review and approval of significant changes or additions to the compensation policies and practices of the Company and review of management development and succession planning policies. The Management Organization and Compensation Committee met four times in 2003. (See the Committee's report on page 14.) Copies of the Committee charters are available at the Company's website at www.craneco.com/ investors/corporate_governance. Copies are also available in print upon request to the Company addressed to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902.


     The memberships of committees during 2003 were as follows: Executive
Committee: E. T. Bigelow, Jr., R. S. Evans, E. C. Fast and D.C. Minton; Audit
Committee: R. S. Forte, D. R. Gardner, J. Gaulin and C. J. Queenan, Jr. (Chairman); Nominating and Governance Committee: E. T. Bigelow, Jr., J. Gaulin (Chairman), D. C. Minton and C. J. Queenan, Jr.; Management Organization and Compensation Committee: E. T. Bigelow, Jr. (Chairman), D. R. Gardner, W. E. Lipner, D. C. Minton and J. L. L. Tullis. Each of the members of the Audit Committee, the Nominating and Governance Committee and the Management Organization and Compensation Committee is independent under applicable NYSE rules.

     In addition, all of the members of the Audit Committee qualify as "independent" under the provisions of Section 301 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission thereunder. Although no one member of the Audit Committee appears to meet all of the requirements of an "audit committee financial expert" as defined in regulations of the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002, the Board of Directors believes that the members of the Audit Committee collectively possess the required attributes concerning the understanding of generally accepted accounting principles and financial statements, the application of such principles in connection with accounting for estimates, accruals and reserves, the understanding of internal control over financial reporting and the understanding of audit committee functions.

     STANDARDS FOR DIRECTOR INDEPENDENCE. The Nominating and Governance Committee reviewed whether any of the directors or nominees for director of the Company, other than the management directors, has any relationship, which, in the opinion of the Committee, (i) is material (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and, as such, reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or (ii) would otherwise cause such person not to qualify as an "independent" director under the NYSE rules or, in the case of members of the Audit Committee, the additional requirements under Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The determinations of the Nominating and Governance Committee were reviewed and approved by the Board of Directors.

     The standards set forth below were adopted to assist the Nominating and Governance Committee and the Board in making a determination of director independence. The following relationships, absent special circumstances, would preclude a director from qualifying as an independent director:

     o being a director who is or was an employee, or whose immediate family member is or was an executive officer, of the Company other than as an interim Chairman or CEO, unless at least three years have passed since the end of such employment relationship.

     o being a director who is or was within the past three years an executive officer or an employee, or whose immediate family member is or was within the past three years an executive officer, of an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, the Company for property or services, if the amount of such payments exceeded the greater of $1 million, or 2% of such organization's consolidated gross revenues.

     o being a director who has received, or whose then living immediate family member has received, direct compensation from the Company, if the director is a member of the Audit Committee or the amount of such direct compensation received during any of the preceding three years has exceeded $100,000 per year, excluding (i) director and committee fees and pension and other forms of deferred compensation for prior services (so long as such compensation is not contingent in any way on continued service); (ii) compensation received as interim Chairman or CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of the Company.

     o being a director who is or was affiliated with or employed by, or whose immediate family member is or was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, unless at least three years have passed since the end of the affiliation or the employment or auditing relationship.

     o being a director who is or was employed, or whose immediate family member is or was employed, as an executive officer of another organization where any of the Company's present executives serve on that organization's compensation committee, unless at least three years have passed since the end of such service or the employment relationship.

     o being a member of a law firm or a partner or executive officer of any investment banking firm which has provided services to the Company, if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm's consolidated gross revenues.

     The existence of any relationship of the type referred to above, but at a level lower than the thresholds described therein, will not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board will review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent.

     The Nominating and Governance Committee and the Board have determined that all of the Company's directors and nominees for director other than Messrs. Evans and Fast are independent in accordance with the foregoing standards. Mr. Evans serves as non-executive Chairman of the Board pursuant to an agreement under which he received $400,000 in each of 2002 and 2003 and has been deemed an employee of the Company during such period. Mr. Fast serves as President and Chief Executive Officer of the Company. In reaching their determination regarding the independence of Mr. Queenan, the Committee and the Board noted that Mr. Queenan is a senior counsel of Kirkpatrick & Lockhart LLP, a law firm that has provided services to the Company during the past year, but considered that Mr. Queenan retired as a partner of Kirkpatrick & Lockhart LLP in 1995 and that he has not been a member of that firm or had any interest in its profits for more than three years.

     The Company's Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Ethics, are available to any shareholder or other interested person on the Company's website at www.craneco.com/investors/corporate_governance.

     DIRECTOR NOMINATING PROCEDURES. The Company's Corporate Governance Guidelines provide that the Board should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the NYSE. Criteria for Board membership take into account skills, expertise, integrity, diversity and other qualities which are expected to enhance the Board's ability to manage and direct the business and affairs of the Company. In general, nominees for director should have an understanding of the workings of large business organizations such as the Company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. A director who serves as the Company's Chief Executive Officer should not serve on more than two public company boards in addition to the Board, and other directors should not sit on more than four public company boards in addition to the Board. The members of the Audit Committee should not serve on more than two other audit committees of public companies.

     The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director nominees to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the Committee will consider potential candidates proposed by other members of the Board, by management or by shareholders, and the Committee has the sole authority to retain a search firm to assist in this process, at the expense of the Company.

     In considering candidates submitted by shareholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must supply the following information:

     o   the name and business address of the proposed candidate;

     o the proposed candidate's resume or a listing of his or her qualifications to be a director of the Company;

     o a description of what would make such person a good addition to the Board;

     o a description of any relationships that could affect such person's qualifying as an independent director, including identifying all other public company board and committee memberships;

     o a confirmation of such person's willingness to serve as a director if selected by the Nominating and Governance Committee and nominated by the Board;

     o the name of the shareholder submitting the name of the proposed candidate, together with information as to the number of shares owned and the length of time of ownership; and

     o any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company's proxy statement if such person were a nominee, including, without limitation, the number of shares of Company common stock beneficially owned by such candidate.

     Any shareholder recommendation for next year's annual meeting, together with the information described above, must be sent to the Corporate Secretary at 100 Stamford Place, Stamford, CT 06902 and, in order to allow for timely consideration, must be received by the Corporate Secretary no later than November 5, 2004.

     Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Thereafter, if the Committee determines that the candidate has potential, a more in-depth consideration would be undertaken. Generally, if the person expresses a willingness to be considered and to serve on the Board and the Committee believes that the candidate has the potential to be a good candidate, the Committee would seek to gather information from or about the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

     SHAREHOLDER COMMUNICATIONS WITH DIRECTORS. The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Company "c/o Corporate Secretary" at 100 First Stamford Place, Stamford, CT 06902. To communicate with any of our directors electronically, shareholders should use the following email address: adupont@craneco.com.

     All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or email is addressed.

     COMPENSATION OF DIRECTORS. The Company's standard retainer payable to each non-employee director is $35,000 per annum. Pursuant to the Non-Employee Director Stock Compensation Plan, non-employee directors receive, in lieu of cash, shares of Common Stock of the Company (rounded to the nearest ten shares) with a market value equal to 50% of the standard annual retainer. The other 50% of the annual retainer is paid in cash. All directors who are not employees of the Company, of which there are currently eight, participate in the plan. The shares are issued each year as of the date of the Company's annual meeting, are forfeitable if the director ceases to remain a director until the Company's next annual meeting, except in the case of death, disability or change in control, and may not be sold for a period of five years or such earlier date as the director leaves the Board. In April 2003 each non-employee director received 960 restricted shares of Common Stock pursuant to the plan. The Chairman of the Board does not participate in the Non-Employee Director Stock Compensation Plan.

     In addition, under the Non-Employee Director Stock Compensation Plan an option to purchase 2,000 shares of Common Stock is granted to each non-employee director as of the date of each annual meeting of shareholders. Each such option has an exercise price equal to the fair market value at the date of grant, has a term of 10 years and vests 50% after one year, 75% after two years and 100% after three years from the date of grant. On April 28, 2003 each non-employee director other than Mr. Queenan received an option to purchase 2,000 shares at an exercise price of $18.24 per share. Mr. Queenan elected to continue to participate in the Crane Co. Retirement Plan for Non-Employee Directors (see description below), and therefore does not receive any stock option grants under the Non-Employee Director Stock Compensation Plan.

     Non-employee directors also receive $1,000 for each Board meeting attended. Non-employee members of the Executive Committee receive a supplemental annual retainer of $2,000. Members of other committees receive $1,000 for each committee meeting attended, and committee chairmen receive a supplemental annual retainer of $10,000 for the Audit Committee and $7,500 for the Management Organization and Compensation Committee and the Nominating and Governance Committee.

     The Crane Co. Retirement Plan for Non-Employee Directors provides for a benefit upon retirement at or after age 65 equal to the participant's annual retainer in effect at the time service terminates, payable for a period of time equal to the number of years the participant has served on the Board and not as an employee. After two years of service, participants are 50% vested in benefits payable, and after each full year of service thereafter, participants are vested in an additional 10%. In the event of death, disability or change in control, participants are automatically 100% vested and, in the case of a change in control, a minimum of seven years of retirement benefits is payable. Additionally, a participant leaving the Board after a change in control would be entitled to receive, in lieu of installment payments, a lump sum cash payment such that the participant will retain, after all applicable taxes, the actuarial equivalent of the benefits payable under the plan. A former director may receive his benefits prior to age 65 on an actuarially reduced basis. The plan is unfunded and benefits thereunder are payable from the Company's general assets, either in the form of a joint and survivor annuity or, if the director so elects upon reaching age 55, in the form of a survivor annuity should the director die while in service. The Retirement Plan for Non-Employee Directors was terminated as to active directors when the Non-Employee Director Stock Compensation Plan was approved by shareholders in April 2000, but Mr. Queenan elected to continue his participation in the Retirement Plan in lieu of any option grants under the Stock Compensation Plan. Former Crane Co. directors will continue to receive their retirement benefits under the Retirement Plan.

     SHARE OWNERSHIP GUIDELINES FOR DIRECTORS. The Board of Directors has adopted share ownership guidelines which require each director to hold shares of Common Stock having a fair market value not less than five times the annual retainer payable to such director. A director must attain such ownership level on the later of February 23, 2006 or the fifth anniversary of the director's first election as a director.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK
                          BY DIRECTORS AND MANAGEMENT

     To focus management attention on growth in shareholder value, the Company believes that officers and key employees should have a significant equity stake in the Company. It therefore encourages its officers and key employees to increase their ownership of and to hold Common Stock through the Stock Incentive Plan and the Savings and Investment Plan. Directors also receive 50% of their annual retainer in restricted stock issued under the Non-Employee Director Stock Compensation Plan. The beneficial ownership of Common Stock by the non-executive directors and nominees as a group (see pages 2-4 for individual holdings), the executive officers named in the Summary Compensation Table, all other executive officers as a group and all directors, nominees and executive officers of the Company as a group as of February 27, 2004 is as follows:


                                                                              SHARES IN
                                           SHARES UNDER     STOCK OPTIONS      COMPANY     TOTAL SHARES      % OF SHARES
                                SHARES      RESTRICTED       EXERCISABLE    SAVINGS PLAN   BENEFICIALLY      OUTSTANDING
                                OWNED    STOCK PLANS (1)   WITHIN 60 DAYS     (401(k))         OWNED      AS OF 02/27/04 (2)
                              --------- ----------------- ---------------- -------------- -------------- -------------------
Non-Executive Directors
 and Nominees as a
 Group (10 persons) .........  535,324        46,996            655,525        10,684        1,248,529           2.01%
E. C. Fast ..................  129,139       104,926          1,040,280         1,222        1,275,567           2.06%
A. I. duPont ................   16,275        38,576            329,234         1,934          386,019           0.62%
G. S. Scimone ...............       --        10,000             50,000           463           60,463           0.10%
E. M. Kopczick ..............    3,563        18,889             90,573         8,663          121,688           0.20%
T. M. Noonan . ..............    6,504        27,824            144,301         2,556          181,185           0.29%
Other Executive Officers
 (3 persons) ................   79,802        16,876            217,921        18,911          333,510           0.54%
                               -------       -------          ---------        ------        ---------
Total -- Directors,
 Nominees and Executive
 Officers as a Group
 (18 persons) ...............  770,607       264,087          2,527,834        44,433        3,606,961           5.81%
                               =======       =======          =========        ======        =========

----------
(1) Subject to forfeiture if established performance and/or service conditions are not met.

(2) As determined in accordance with Rule 13d-3 under Securities Exchange Act of 1934. Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see Principal Shareholders of the Company, page 10); nor 510,471 shares of Common Stock owned by the Crane Fund for Widows and Children; nor an aggregate of 674,715 shares of Common Stock held in trusts for the pension plans of the Company and certain subsidiaries which shares may be voted and disposed of in the discretion of the trustees unless the sponsor of a particular plan directs otherwise. Mr. duPont, Mr. Scimone, Ms. Kopczick and one other executive officer are trustees for The Crane Fund and the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of February 27, 2004, 4,782 other employees of the Company held 2,075,490 shares of Common Stock in the Crane Co. Savings and Investment Plan and 470 shares of Common Stock in the Crane Co. Union Employees Savings and Investment Plan, resulting in a total of 5,682,921 shares of Common Stock beneficially owned by directors, officers and employees, or 9.2% of the outstanding shares as of February 27, 2004.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY


     The following table sets forth the ownership by each person who owned of record or was known by the Company to own beneficially more than 5% of its Common Stock on February 27, 2004.




                                                          AMOUNT AND
                                                           NATURE OF
                              NAME AND ADDRESS            BENEFICIAL         PERCENT
TITLE OF CLASS               OF BENEFICIAL OWNER           OWNERSHIP         OF CLASS
--------------           --------------------------   ------------------   -----------
Common Stock .........   The Crane Fund (1)                7,778,416           13.07%
                         100 First Stamford Place
                         Stamford, CT 06902

Common Stock .........   Gabelli Funds, LLC                4,344,634(2)         7.30%
                         One Corporate Center
                         Rye, NY 10580-1435

Common Stock .........   Wachovia Corporation              3,063,581(3)         5.15%
                         One Wachovia Center
                         Charlotte, NC 28288-0137

----------
(1) The Crane Fund is a charitable trust managed by trustees appointed by the Board of Directors of the Company. The incumbent trustees are: G.A. Dickoff, A.I. duPont, E. M. Kopczick and G.S. Scimone, all of whom are executive officers of the Company. Pursuant to the trust instrument, the shares held by the trust shall be voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its charitable purposes is subject to the control of the Board of Directors and the shares may be sold by the trustees only upon the direction of the Board of Directors. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.


(2) As reported in a Schedule 13F filed February 11, 2004. According to a previously filed Schedule 13D, such shares are owned by certain investment companies, broker/dealers and private investment partnerships which Mario J. Gabelli or Marc J. Gabelli directly or indirectly controls or for which one of them acts as chief investment officer, with the direct or indirect power to vote or direct the vote or to dispose or direct the disposition of all such shares.


(3) As reported in a Schedule 13G filed January 28, 2004, such shares are owned by certain subsidiaries of Wachovia Corporation which serve as investment advisors for mutual funds and/or other clients who are the beneficial owners of the shares of Common Stock so reported, and by Wachovia Bank, a subsidiary of Wachovia Corporation, which holds certain of such shares in a fiduciary capacity for its respective customers. The
      Schedule 13G reports that Wachovia Corporation, through such subsidiaries, has sole power to vote or direct the vote of 2,390,551 shares, shared power to vote or direct the vote of 6,900 shares, sole power to dispose or direct the disposition of 2,958,484 shares and shared power to dispose or direct the disposition of 19,517 shares.

                            EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


     The following table sets forth the compensation for each of the last three completed fiscal years paid to the Company's Chief Executive Officer, and each of the four most highly paid executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 2003.



                                          ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                           -------------------------------------------------- -------------------------------------------------
                                                                    OTHER      RESTRICTED   SECURITIES                 ALL
                                                                   ANNUAL         STOCK     UNDERLYING     LTIP       OTHER
                                                                COMPENSATION      AWARD      OPTIONS/    PAYOUTS   COMPENSATION
NAME                        YEAR   SALARY ($)   BONUS ($) (1)      ($)(2)        ($) (3)     SARS (#)    ($) (4)     ($) (5)
----                       ------ ------------ --------------- -------------- ------------ ------------ --------- -------------
E. C. Fast ...............  2003    816,000        546,276          46,766        625,200     180,000       --        26,126
 President and Chief        2002    800,000        493,082          39,869        130,204     300,000       --        27,049
 Executive Officer (6)      2001    587,500        387,078          35,355      1,752,010     300,000       --        23,564
G. S. Scimone ............  2003    294,231        182,092           3,000        173,450     100,000       --        13,902
 Vice President, Finance    2002         --             --              --            --           --       --            --
 and Chief Financial        2001         --             --              --            --           --       --           --
 Officer
A. I. duPont .............  2003    267,850        163,883          18,050        245,454      40,000       --        14,012
 Vice President, General    2002    262,600        125,887          16,926        146,605      40,000       --        14,822
 Counsel & Secretary        2001    255,000        202,885          23,914        105,250      40,000       --        12,834
E. M. Kopczick ...........  2003    178,600        137,974           8,749        171,149      40,000       --        14,475
 Vice President, Human      2002    175,100         83,940           4,769        165,607      40,000       --        13,757
 Resources                  2001    170,016        140,250           1,936        105,250      20,000       --        13,991
T. M. Noonan .............  2003    194,400        107,288          13,185        240,936      20,000       --        18,700
 Vice President,            2002    190,600         89,957           8,153         98,170      20,000       --        17,562
 Taxes                      2001    185,000        201,361           8,603        131,563      15,000       --        16,702

----------
(1) Represents the amounts paid to the named executives under the Corporate EVA Incentive Compensation Plan (see Part B of the Report on Executive Compensation by the Management Organization & Compensation Committee on page 14). After giving effect to such payments, the account balances under such Plan for the named executives were as follows: E.C. Fast $0; A.I. duPont, $0; G S. Scimone, $0; E. M. Kopczick, $25,909; and T.M. Noonan, $20,176.


(2) Amounts shown are the aggregate amount of dividends paid on shares of restricted stock.


(3) Amounts shown are the fair market value at date of grant of shares of restricted stock awarded to the named executive officers with time-based vesting conditions. These include shares of restricted stock to provide retirement benefits that would have been earned by them under the Company's qualified pension plan but for the application of certain limits imposed by the Internal Revenue Code (see Part C of the Report on Executive Compensation by the Management Organization and Compensation Committee on page 15). Such shares will vest after 10 years of service or upon age 65, or earlier retirement under the terms of the pension plan. In addition, the amounts shown include the fair value of shares of time-based restricted stock at date of grant. Such shares will vest in accordance with various schedules over a period of five years from the date of grant if the executive continues in the employ of the Company or upon his earlier death or permanent disability or upon a change-in-control of the Company. Dividends are paid on all restricted stock at the same rate as other shares of Common Stock and are reported in the column "Other Annual Compensation" of the Summary Compensation Table.


   The shares of restricted stock held by each of the named executive officers and the aggregate fair market value thereof at December 31, 2003 were as follows:




                                                       AGGREGATE
                                   RESTRICTED STOCK   FAIR MARKET
NAME                                  # OF SHARES        VALUE
----                              ------------------ ------------
  E.C. Fast .....................      104,926        $3,220,179
  G. S. Scimone .................       10,000        $  306,900
  A. I. duPont ..................       43,144        $1,324,089
  E. M. Kopczick ................       21,872        $  671,252
  T. M. Noonan ..................       32,962        $1,011,604

(4) Shares of restricted stock issued under the Company's restricted stock plans that are subject to performance-based conditions on vesting are classified as long-term incentive awards reportable in the column "LTIP Payouts" of the Summary Compensation Table upon vesting. There were no shares of performance-based restricted stock outstanding at December 31, 2003.

(5) Amounts include the Company's matching contribution for eligible employees for the purchase of Common Stock in the Company's Saving & Investment Plan (401k), premiums for life insurance and personal use of Company-provided automobiles.

(6) The amounts shown for Mr. Fast in 2002 and 2001 include shares of restricted stock and stock options granted pursuant to an employment agreement executed in January 2001 in connection with his promotion to Chief Executive Officer. The agreement provides for accelerated vesting of all stock options and restricted stock if Mr. Fast's employment is terminated by the Company other than for cause. See Other Agreements and Information on page 18.


                       OPTION GRANTS IN LAST FISCAL YEAR




                              NUMBER OF         % OF TOTAL
                             SECURITIES        OPTIONS/SARS
                             UNDERLYING         GRANTED TO       EXERCISE OR                          GRANT DATE
                            OPTIONS/SARS       EMPLOYEES IN       BASE PRICE                            PRESENT
                             GRANTED (1)     FISCAL YEAR (1)     $/SHARE (2)     EXPIRATION DATE     VALUE ($) (3)
                           --------------   -----------------   -------------   -----------------   --------------
E. C. Fast .............      180,000              14.63%            19.11      1/27/2013              874,800
G. S. Scimone ..........      100,000               8.13%            16.76      3/19/2013              411,000
A. I. duPont ...........       40,000               3.25%            19.11      1/27/2013              194,400
E. M. Kopczick .........       40,000               3.25%            19.11      1/27/2013              194,400
T. M. Noonan ...........       20,000               1.63%            19.11      1/27/2013               97,200

----------
(1)   No SARs were granted.

(2) The exercise price of options granted under the Company's Stock Incentive Plan was the fair market value of the shares on the grant date. Options granted become exercisable 50% one year, 75% two years and 100% three years after the grant and expire, unless exercised, 10 years after grant. If employment terminates, the optionee generally may exercise the option only to the extent it could have been exercised on the date his employment terminated and must be exercised within three months thereof. In the event employment terminates by reason of retirement, permanent disability or change in control, options become fully exercisable. The exercise price may be paid by delivery of shares owned for more than six months and income tax obligations related to the exercise may be satisfied by surrender of shares received upon exercise, subject to certain conditions.

(3) The amounts shown, except for G. S. Scimone, were calculated using a Black-Scholes option pricing model which derives a value of $4.86 per share for each option granted on January 27, 2003. The estimated values assume a risk-free rate of return of 2.98% based upon the 5-year Treasury (adjusted for constant maturities) from the Federal Reserve Statistical Release H.15(519), stock price volatility of 29.93%, a dividend yield of 2.09% and an expected option duration of 5.26 years. The value of Mr. Scimone's grant on March 19, 2003 was calculated using a Black-Scholes option value of $4.11 per share. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, and so the value realized by an executive may be more or less than the value estimated by the Black-Scholes model.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES




                                                               NUMBER OF
                                                              SECURITIES                     VALUE OF
                                                              UNDERLYING                   UNEXERCISED
                           SHARES                             UNEXERCISED                  IN-THE-MONEY
                         ACQUIRED ON       VALUE            OPTIONS/SARS AT              OPTIONS/SARS AT
NAME                    EXERCISE (#)   REALIZED ($)     FISCAL YEAR-END (#) (1)      FISCAL YEAR-END ($) (2)
----                   -------------- -------------- ----------------------------- ----------------------------
                                                      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                     ------------- --------------- ------------- --------------
E. C. Fast ........... 0              0                 800,280        405,000       5,242,356     3,483,900
G. S. Scimone ........ 0              0                      --        100,000              --     1,393,000
A. I. duPont ......... 0              0                 289,234         70,000       2,089,604       649,800
E. M. Kopczick ....... 0              0                  50,693         65,000         341,999       631,100
T.M. Noonan .......... 0              0                 125,551         33,750         833,228       320,225

----------
(1)   No SARs were held at December 31, 2003.

(2) Computed based upon the difference between aggregate fair market value at December 31, 2003, the last trading day for the year, and aggregate exercise price.

                               PERFORMANCE GRAPH


     The following performance graph compares the total return to shareholders of an investment of $100 in each of Crane Co. Common Stock, the S&P 500 Index and the S&P Industrial Machinery Index, in which the Company is included as one of nine companies, from December 31, 1998 to December 31, 2003. "Total Return" means the increase in value of an investment in a security over a given period assuming reinvestment in that security of all dividends received thereon during the period.


                               [LINE CHART OMITTED]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           Among Crane Co., S&P 500 and S&P Industrial Machinery (1)
                        Fiscal Year Ending December 31,


                                                     S&P Industrial
                      Crane Co.       S&P 500          Machinery
           ---------------------------------------------------------
             1998      100.00          100.00             100.00
           ---------------------------------------------------------
             1999       70.07          121.04             122.93
           ---------------------------------------------------------
             2000      101.95          109.99             146.34
           ---------------------------------------------------------
             2001       93.31           96.92             144.14
           ---------------------------------------------------------
             2002       73.77           75.50             142.90
           ---------------------------------------------------------
             2003      115.83           97.16             197.71
           ---------------------------------------------------------

           ---------------------------------------------------------
             1999      -29.93%          21.04%            22.93%
           ---------------------------------------------------------
             2000       45.50%          -9.13%            19.04%
           ---------------------------------------------------------
             2001       -8.48%         -11.89%            -1.50%
           ---------------------------------------------------------
             2002      -29.94%         -22.10%           -0.865%
           ---------------------------------------------------------
             2003       57.01%          28.69%            38.36%
           ---------------------------------------------------------


                                1998   1999  2000  2001  2002  2003
                                ----   ----  ----  ----  ----  ----

Crane Co.                  ($)  100     70   102    93    74   116
S&P 500                    ($)  100    121   110    97    75    97
S&P Industrial Machinery   ($)  100    123   146   144   143   198


     Peer companies in the S&P Industrial Machinery Index are: Danaher Corporation, Dover Corporation, Eaton Corporation, Illinois Tool Works, Ingersoll-Rand Co., ITT Industries, Inc., Pall Corp. and Parker-Hannifin Corporation.

                       REPORT ON EXECUTIVE COMPENSATION
                BY THE MANAGEMENT ORGANIZATION AND COMPENSATION
                           COMMITTEE OF THE COMPANY

     In 2003 the Management Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") maintained its previously established three-pronged approach to executive officer and key employee compensation: competitive base salaries; short and medium-term cash incentive compensation linked to measurable increases in shareholder value; and long-term incentive compensation utilizing stock options the value of which is keyed to increases in shareholder returns (through increases in the price of the Company's Common Stock) and awards of restricted Common Stock for retention purposes.

     The Committee has previously established targets for ownership of Company Common Stock to encourage executive officers and key employees to hold a significant portion of their net worth in the Company's Common Stock so that the future price of the Company's Common Stock will constitute a key element in their financial planning and ultimately in their net worth. During 2003 the Committee revised this policy to permit executives to sell up to 50 percent of the net shares realized upon an option exercise or vesting of restricted stock while retaining at least 50 percent of such net shares in order to meet the stock ownership guidelines, and once such guidelines are met the revised policy permits executives to sell any shares held above the required ownership guidelines. The ownership guidelines for executive officers, which were not changed, are expressed as a multiple of base salary ranging from a multiple of one for salaries up to $125,000 to a multiple of five for salaries above $500,000.

     A. BASE SALARIES. In 2003 the base salaries of the Company's executive officers and other key managers were reviewed and adjusted where appropriate to reflect promotions and other changes in duties as well as competitive market conditions. The Committee believes the Company's base salaries are sufficiently competitive to attract and retain qualified executive officers and key managers. Base salaries of executive officers were increased 2% in 2003, except for two executive officers who received competitive market increases of 6.8% and 11%, respectively.

     B. SHORT AND MEDIUM-TERM INCENTIVE COMPENSATION--FOCUSED ON ECONOMIC VALUE ADDED. The Company's annual incentive compensation program utilizes the principles of economic value added ("EVA"). EVA is defined as the difference between the return on total capital invested in the business (net operating profit after tax, or NOPAT, divided by total capital employed) and the cost of capital, multiplied by total capital employed.

     The Committee believes that, compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, EVA has the highest correlation with the creation of value for shareholders over the long term. The program does not involve the meeting of pre-established goals, as such. Rather, the EVA during the year, in aggregate as well as the increase or decrease compared to the prior year, is the sole basis for any incentive compensation award, thereby motivating executives to focus on continuous value improvement. Awards are generally uncapped (subject to a maximum annual award of $3,000,000 to any one individual) to provide maximum incentive to create value and, because awards may be positive or negative, executives can incur penalties when value is reduced.

     The key elements of the EVA formula are the cost of capital, the return on capital, the amount of capital employed in the Company, the net operating profit of the Company after tax and the prior year's EVA. Thus, the EVA formula requires the executive to focus on improvement in the Company's balance sheet as well as the income statement. Awards are calculated on the basis of year end results, and award formulas utilize both a percentage of the change in EVA from the prior year, whether positive or negative, and a percentage of the positive EVA, if any, in the current year. EVA awards are calculated for the Company as a whole for the corporate executives.

     If the EVA award for a particular year is positive, it is paid out to the participating executive up to the predetermined target (percentage of salary), and any excess is credited to the executive's "bank account." If the EVA award is negative, an executive may still receive a cash payment from his or her bank account up to the target bonus, before the negative EVA award is applied to the bank account. If the executive's bank account is a positive number, one-third of the account balance is also paid to the executive in cash, and the remainder of the account balance represents that individual's "equity" in the account for future years. If the account balance is negative, the executive will receive no incentive compensation payment the following year unless the EVA award is positive. Each year, the Company adds interest to a positive balance at six percent. The account is subject to forfeiture in the event an executive leaves the Company by reason of termination or resignation, but is paid in full if the executive dies, becomes disabled or retires at age 65 (or earlier at the discretion of the Committee) or upon a change-in-control of the Company. Although the program is formula driven, the Committee retains discretion to review and adjust the EVA calculation and its impact on individuals for reasonableness and to preserve its incentivizing objectives, provided that the EVA award percentages of the individuals named in the Summary Compensation Table are capped by the Committee at the beginning of the year.

     C. LONG-TERM INCENTIVE COMPENSATION--FOCUSED ON SHAREHOLDER RETURN. The Company has used its stock option and restricted stock plans as the foundation for a long-term stock-based incentive compensation program focused on shareholder return. The Committee believes that executive officers approach their responsibilities more like owners of the Company as their holdings of and potential to own Company Common Stock increase. This philosophy starts with the Board of Directors, whose non-employee members receive 50% of their annual retainer in Company Common Stock. As of February 27, 2004, 5.81% of the Company's Common Stock is beneficially owned by directors and executive officers. (See Beneficial Ownership of Common Stock by Directors and Management, page 9.)

     (i) Stock Options. The Stock Incentive Plan is administered by the Committee, which is authorized to grant options to key employees of the Company or any majority-owned subsidiary of the Company. Options granted become exercisable 50% one year after the grant date, 75% two years after the grant date and 100% three years after the grant date and the option price must not be less than 100% of the average fair market value on the date of grant. Options expire, unless exercised, 10 years after grant. Because the Company's Stock Incentive Plan requires that options be granted at no less than fair market value, a gain can only result if the Company's share price increases from the date of grant. This incentive program is, therefore, directly tied to increases in shareholder value. In 2003, the Committee granted 1,230,500 stock options to the officers and key employees of the Company.

     (ii) Restricted Stock. Under the Stock Incentive Plan, the Committee may also award restricted shares of the Company's Common Stock to selected officers and key employees. The Committee has the authority to select participants and to determine the amount and timing of awards, restriction periods, market value thresholds and any terms and conditions applicable to grants. Since 1998, the Committee has awarded restricted stock only with time-vesting criteria to selected employees for long-term retention purposes. A total of 174,000 shares of restricted stock were awarded to officers and other key employees of the Company on this basis in 2003, which generally vest as to 25 percent of the award on the second, third, fourth and fifth anniversaries of the date of grant, or upon the participant's earlier death, permanent disability, normal retirement at age 65 or upon a change-in-control of the Company. In addition, a total of 35,636 shares of restricted stock, vesting one-third each year for three years, were granted on January 27, 2003 in respect of residual bank account balances in connection with the modification of the EVA Plan in 2002.

     Since 1995, the Committee has administered a program using grants of restricted stock to make up the shortfall in executive officer and key employee pension benefits imposed by certain federal tax policies which limit the amount of compensation that can be considered for determining benefits under tax-qualified plans. Under this program, the Committee will grant from time to time to certain executive officers and key employees who have been impacted by such tax limitations amounts of restricted stock to make up that portion of the Company's retirement benefit at normal retirement (age 65), lost by reason of the tax limitations. The Committee is of the view that the grants provide the potential to offset the tax limitations on the executive's future pension benefits, but require the recipient to look to future increases in shareholder value through stock appreciation if that objective is to be actually achieved. No shares of restricted stock were granted under this program in 2003.

     D. COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. E. C. Fast has an employment agreement, entered into in 2001 when he succeeded R. S. Evans as Chief Executive Officer. The employment agreement with Mr. Fast, the principal terms of which are set forth below under the caption "Other Agreements and Information," is in keeping with the Committee's view that Chief Executive Officer compensation should include a competitive base salary while emphasizing incentives closely linked to shareholder return, such as the Company's EVA Plan and significant grants of stock options, with substantial awards of time-based restricted stock for retention purposes. After considering competitive salary data for comparable industrial companies, the Committee recommended that Mr. Fast's annual base salary be increased two percent, to $816,000, which increase was approved by the Board of Directors. Mr. Fast's 2003 incentive compensation award of $546,276 under the EVA Incentive Compensation Plan was calculated on the basis of a pre-established 30% participation percentage of the aggregate EVA for the Company, and the entire award was paid to Mr. Fast as it was less than his target bonus which is 90% of his annual base salary. In addition, the Committee granted to Mr. Fast options to purchase 180,000 shares of Common Stock, at an exercise price of $19.11 per share, and 40,000 shares of restricted stock.


     E. OMNIBUS BUDGET REVENUE RECONCILIATION ACT OF 1993. In 1993, Congress adopted the Omnibus Budget Revenue Reconciliation Act of 1993, certain provisions of which (Section 162(m) of the Internal Revenue Code) for tax years beginning after December 31, 1993 limit to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's proxy statement unless the compensation meets certain specific requirements. The EVA Incentive Compensation Plan is intended to constitute a performance-based plan meeting the criteria for continued deductibility set out in the applicable regulations. In addition, the Company believes that all stock options and performance-based restricted stock granted to date under the Company's stock incentive plans will meet the requirements of
Section 162(m) for deductibility. The shares of time-based restricted stock granted to offset the impact of the tax limitations on pension benefits, as well as the other time-based restricted stock awarded in 2003 as described in paragraph C above, would not satisfy the performance-based criteria of Section 162(m), and accordingly compensation expense in respect of income recognized by the executive officer upon lapse of the restrictions would not be deductible to the extent that such income, together with all other compensation in such year that did not satisfy the criteria of Section 162(m), exceeded $1 million. As a matter of policy, the Committee intends to develop and administer compensation programs which will maintain deductibility under Section 162(m) for all executive compensation, except in the limited circumstance when the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive value of the compensation.


                                Submitted by:


                                The Management Organization and Compensation
                                Committee of the Board of Directors of Crane Co.


                                E.T. Bigelow, Jr.
                                D.R. Gardner
                                W.E. Lipner
                                D.C. Minton
                                J.L.L. Tullis

                              RETIREMENT BENEFITS


     All officers of the Company, including the individuals identified in the Summary Compensation Table, are participants in the Company's pension plan for all eligible employees. Directors who are not employees do not participate in the plan. Eligibility for retirement benefits is subject to certain vesting requirements, which include completion of five years of service where employment is terminated prior to normal or other retirement or death, as determined by applicable law and the plan. Benefit accruals continue for years of service after age 65.


     The annual pension benefits payable under the pension plan are equal to 1-2/3% per year of service of the participant's average annual compensation during the five highest compensated consecutive years of the 10 years of service immediately preceding retirement less 1-2/3% per year of service of the participant's Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less (i) the imputed income value of group life insurance and auto allowance, (ii) income derived from participation in the Company's restricted stock plans, (iii) on or after January 1, 1993, income derived from the Company's stock option plans and a former stock appreciation rights plan and (iv) income from severance pay or any income derived from welfare benefits. In general, such covered compensation for any year would be equivalent to the sum of the salary set forth in the Summary Compensation Table for such years plus the bonus shown in the Table for the immediately preceding year.


     The table below sets forth the estimated annual benefit payable on retirement at normal retirement age (age 65) under the Company's pension plan. Benefits are based on accruals through December 31, 2003 for specified salary and years of service classifications, and assume benefits to be paid in the form of a single life annuity. The amounts have not been reduced by the Social Security offset referred to above.


                               PENSION PLAN TABLE



AVERAGE                                        YEARS OF SERVICE
ANNUAL                -------------------------------------------------------------------
COMPENSATION*             10           20           25           30              35
-------------         ----------   ----------   ----------   ----------   ---------------
 $150,000 .........    $25,005      $50,010      $ 62,513     $ 75,015      $   87,518
 $175,000 .........     29,173       58,345        72,931       87,518         102,104
 $200,000 .........     33,340       66,680        83,350      100,020         116,690
 $225,000 .........     37,508       75,015        93,769      112,523         131,276
 $235,000 .........     39,175       78,349        97,936      117,524         137,111
 $250,000 .........     41,675       83,350       104,188      125,025         145,863**

----------
* Mr. Fast joined the Company in 1999 and has four years of service credit under the Company's pension plan. Mr. Scimone joined the Company in 2003 and has one year of service credit under the Company's pension plan. Messrs. duPont and Noonan joined the Company in 1996 and each now has eight years of service credit under the Company's pension plan. Ms. Kopczick has 25 years of service credit under the Company's pension plan, including service with a predecessor company. Commencing January 1, 1994, for the purpose of determining benefit accruals and benefit limitations under the pension plan, a participant's compensation is deemed to be limited to $150,000 indexed for inflation in future years ("OBRA '93 Limitation"). As a result of the OBRA '93 Limitation, the covered compensation under the Company's pension plan for the foregoing individuals for the years 1994 through 1996 was limited to $150,000, then increased to $160,000 for 1997, 1998 and 1999, to $170,000 for 2000 and
      2001, and to $200,000 for 2002 and 2003.


** The actual retirement benefit at normal retirement date payable pursuant to Section 235(a) of the Tax Equity and Fiscal Responsibility Act of 1982 (and subsequent to 1986 at the age at which unreduced Social Security benefits may commence pursuant to the Tax Reform Act of 1986) may not exceed the lesser of $160,000 or 100% of the officer's average compensation during his highest three consecutive calendar years of earnings (the "Tax Act Limitation"). The Tax Act Limitation may be adjusted annually for changes in the cost of living. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with the Company or 10 years of participation in the defined benefit plan.

                       OTHER AGREEMENTS AND INFORMATION

     The Company has entered into indemnification agreements with E. C. Fast, each other director of the Company, Messrs. duPont, Scimone and Noonan and Ms. Kopczick and the three other executive officers of the Company, the form of which was approved by the shareholders of the Company at the 1987 Annual Meeting. The indemnification agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances thereof), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against such person arising out of services as a director, officer, employee, trustee, agent or fiduciary of the Company or for another entity at the request of the Company, and to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack thereof.

     Each of the individuals named in the Summary Compensation Table (and certain other executive officers) has an agreement which, in the event of a change in control of the Company, provides for the continuation of the employee's then current base salary, bonus plan and benefits for the three year period following the change in control. Upon termination within three years after a change in control, by the Company without cause or by the employee with "Good Reason" (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year's bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year's bonus or the average of the last three years' bonuses, and all accrued deferred compensation and vacation pay, and employee benefits, medical coverage and other benefits also continue for three years after termination. "Good Reason" under the agreements includes, among other things, any action by the Company which results in a diminution in the position, authority, duties or responsibilities of the employee. The agreements also provide that the employee may terminate his or her employment for any reason during the 30 day period immediately following the first year after the change of control, which shall be deemed "Good Reason" under the agreement. If it is determined that any economic benefit or payment or distribution by the Company to the individual, pursuant to the agreement or otherwise (including, but not limited to, any economic benefit received by the employee by reason of the acceleration of rights under the various options and restricted stock plans of the Company) ("Payment"), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the agreements provide that the Company shall make additional cash payments to the employee such that after payment of all taxes including any excise tax imposed on such payments, the employee will retain an amount equal to the excise tax on all the Payments. The agreements are for a three-year period, but are automatically extended annually by an additional year unless the Company gives notice that the period shall not be extended.

     On January 22, 2001 the Company entered into an employment agreement with Mr. Fast pursuant to which Mr. Fast agreed to serve as President and Chief Executive Officer of the Company commencing on the date of the 2001 Annual Meeting, April 23, 2001. The employment agreement is renewable each year for one additional year unless either party gives written notice to the other, and provides for the following compensation: (i) an annual salary of no less than $650,000; (ii) participation in the EVA Incentive Compensation Plan; (iii) the grant of certain stock options in 2001 and 2002; (iv) the grant of certain shares of restricted stock in 2001. The employment agreement also contains certain covenants of Mr. Fast concerning confidentiality, non-competition and non-solicitation of employees after termination of employment. If the Company terminates Mr. Fast's employment other than for cause, Mr. Fast would be entitled to receive a lump sum cash payment equal to two times his annual base salary plus the higher of his current EVA bank account or two times his highest EVA bonus payment in the preceding five years, all stock options would become fully vested and exercisable and all restricted stock would become fully vested and nonforfeitable.

     Mr. R.S. Evans serves as non-executive Chairman of the Board pursuant to an agreement entered into in 2001 upon his retirement as Chief Executive Officer of the Company. Under this agreement, Mr. Evans devotes approximately 50 days per year to the business of the Company, and he receives an annual retainer of no less than $400,000. This annual retainer will be reduced to $100,000 effective April 23, 2004. In addition, the Company provides Mr. Evans with an office at the Company's headquarters and the use of the Company's airplane for business and personal use subject to the approval of the Company's Chief Executive Officer. The agreement has a term of three years, renewable each year for an additional year, and if the Company terminates Mr. Evans' employment other than for cause, or if Mr. Evans terminates his employment for Good Reason (as defined in the agreement) or for any reason after a change-in-control, Mr. Evans would be entitled to receive a lump sum cash payment equal to the full amount of his retainer through the end of the term of the agreement.

     The Company has entered into time share agreements with Mr. Evans and Mr. Fast regarding personal use of the Company's aircraft. Under these agreements, which became effective on January 1, 2004, the Company agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay the Company for each flight an amount equal to the lesser of (i) the amount calculated for personal use of aircraft under Department of Treasury regulations or (ii) the sum of specified expenses actually incurred for such flight.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For the fiscal year ended December 31, 2003 each director and executive officer of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934, except that Form 4 reports regarding the grant of stock options and restricted stock and the surrender of shares for tax purposes for certain of the Company's executive officers were filed late as follows: G. A. Dickoff, E. M. Kopczick, T. M. Noonan and A. D. Pantaleoni, two late filings for three transactions; A. I. duPont, and B. L. Ellis, three late filings for four transactions; and E. C. Fast and J. A. Nano, one late filing for two transactions. No filing was more than one week late. To the Company's knowledge, based solely on a review of the copies of such reports furnished to it, each beneficial owner of more than 10% of the Company's Common Stock timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934.


                     OTHER TRANSACTIONS AND RELATIONSHIPS

     The law firm of Kirkpatrick & Lockhart LLP, of which Mr. Queenan is senior counsel, furnished legal services to the Company in 2003. Mr. Queenan retired from Kirkpatrick & Lockhart LLP as a partner in 1995, and he no longer has any interest in the profits of the firm.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Management Organization and Compensation Committee is or has ever been an employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Committee is an executive officer.


                        PRINCIPAL ACCOUNTING FIRM FEES

     Set forth below is a summary of the fees paid for the years ended December 31, 2003 and 2002 to the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities"):




                                      2003        2002
                                   ---------   ---------
                                     ($ IN THOUSANDS)
Audit fees (a) .................    $1,765      $1,429
Audit-related fees (b) .........       159         170
Tax fees (c) ...................       395       1,804
All other fees (d) .............        82         357
                                    ------      ------
Total ..........................    $2,401      $3,760

----------
(a) Audit services consisted of: (i) audit of the Company's annual financial statements; (ii) reviews of the Company's quarterly financial statements; and (iii) statutory and regulatory audits, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b) Audit-related services consisted of: (i) Sarbanes-Oxley Act, Section 404 advisory services; (ii) acquisition assistance; and (iii) financial accounting and reporting consultations.

(c) Fees for tax compliance services totaled $366,000 and $1,499,000 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $29,000 and $305,000 in 2003 and 2002, respectively.

(d) Fees for all other services billed consisted of fees for software licenses and training.




                                                                       2003        2002
                                                                    ---------   ----------
Ratio of tax planning and advice fees and all other fees to audit
 fees, audit-related fees and tax compliance fees ...............       4.8%        21.4%

                            AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Committee qualify as "independent" under the provisions of
Section 10A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors' independence. The Committee received a report on the quality control procedures of the independent auditors as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without members of management present, discussed and reviewed the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee may rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".


     The Committee approved a policy regarding services by the Company's independent auditors, effective January 1, 2003. Under this policy, the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget or within the approved budget but in excess of $100,000 must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2004. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche LLP to serve as independent auditors and the Board of Directors concurred in such recommendation.


                                     Submitted by:


                                     The Audit Committee of the
                                     Board of Directors of Crane Co.


                                     R.S. Forte
                                     D.R. Gardner
                                     J. Gaulin
                                     C.J. Queenan, Jr.


                     APPROVAL OF THE SELECTION OF AUDITORS


     The Board of Directors proposes and recommends that the shareholders approve the selection of the firm of Deloitte & Touche LLP as independent auditors for the Company for 2004. Deloitte & Touche LLP have been the independent auditors for the Company since 1979. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP to audit the consolidated financial statements of the Company for the current year. In accordance with the Company's practice, a member of Deloitte & Touche LLP will attend the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders.

                              PROPOSAL TO APPROVE
                           2004 STOCK INCENTIVE PLAN


INTRODUCTION

     The Board of Directors believes that the Company's stock incentive program is an integral part of the Company's approach to long-term incentive compensation focused on shareholder return, and its continuing efforts to align shareholder and management interests. The Company's current 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan") was approved by the Board of Directors and the shareholders in 2001. The 2001 Stock Incentive Plan authorizes the issuance of up to 3,000,000 shares of Common Stock pursuant to stock option and/or restricted stock grants to officers and other key employees of the Company, provided that no more than 500,000 shares may be issued as restricted stock. The 2001 Stock Incentive Plan also authorizes the issuance of additional shares pursuant to stock option grants, but not restricted stock grants, up to the aggregate amount of stock options and restricted stock cancelled or forfeited under prior plans. As of February 27, 2004 there were 424,444 shares of Common Stock available for grants under the 2001 Stock Incentive Plan, of which no more than 55 shares may be awarded as restricted stock.

     The Board of Directors believes that the grant of equity-based compensation to key executives of the Company is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of the Company and in establishing a direct link between the financial interests of such individuals and of the Company's shareholders. In view of the limited number of shares remaining available to provide such incentives under the 2001 Stock Incentive Plan, the Board of Directors approved and believes that it is desirable that the shareholders approve the Crane Co. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan") which authorizes the issuance of up to 4,500,000 shares of Common Stock for grants of equity-based compensation as described below. If the 2004 Stock Incentive Plan is approved by shareholders, no more than 1,500,000 shares may be awarded as restricted stock.

     The purpose of the 2004 Stock Incentive Plan is to attract and retain key employees of the Company and its subsidiaries who are and will be contributing to the success of the business, to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success, to provide competitive incentive compensation opportunities, and to provide further opportunities for stock ownership by key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success. On February 27, 2004, the closing price for a share of Common Stock was $32.14.


EQUITY COMPENSATION PLAN INFORMATION

     Shown below is summary information with respect to the Company's equity compensation plans as of December 31, 2003 and February 27, 2004.



                                                                                             # OF SECURITIES REMAINING
                                        # OF SECURITIES TO BE ISSUED     WEIGHTED AVERAGE      AVAILABLE FOR FUTURE
                                              UPON EXERCISE OF          EXERCISE PRICE OF      ISSUANCE UNDER EQUITY
                                             OUTSTANDING OPTIONS       OUTSTANDING OPTIONS    COMPENSATION PLANS (1)
PLAN NAME                                    12/31/03 / 02/27/04       12/31/03 / 02/27/04      12/31/03 / 02/27/04
---------                              ------------------------------ --------------------- --------------------------
Equity compensation plans approved
 by security holders
 2001 Stock Incentive Plan ...........     5,948,584 / 5,600,912        $23.35 / $23.57         391,194 / 424,444
 2000 Non-Employee Director
   Stock Compensation Plan ...........       163,500 / 163,500          $23.74 / $23.74         215,093 / 215,093
Equity compensation plans not
 approved by security holders ........            -- / --                   -- / --                  -- / --
                                       ------------------------------ --------------------- --------------------------
 Total ...............................     6,112,084 / 5,764,412        $23.36 / $23.57         606,287 / 639,537
                                       ============================== ===================== ==========================

----------
(1) Only 55 shares remaining available for future issuance under the Company's 2001 Stock Incentive Plan may be awarded in the form of restricted common stock.

PLAN BENEFITS TABLE

     On January 26, 2004, subject to the approval of the 2004 Stock Incentive Plan by shareholders, the Management Organization and Compensation Committee granted options and restricted stock to the five executive officers named in the Summary Compensation Table, to all executive officers as a group and to all other officers and key employees of the Company (non-executive directors will not participate in this plan) as follows:



                                                        NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING      GRANT DATE      RESTRICTED      GRANT DATE
NAME                                                     OPTIONS      VALUE ($)(1)        STOCK       VALUE ($)(2)
----                                                  ------------   --------------   ------------   -------------
E. C. Fast ........................................      160,000     $1,478,400           60,000      $1,864,800
G. S. Scimone .....................................       75,000     $  693,000           10,000      $  310,800
A. I. duPont ......................................       30,000     $  277,200           12,000      $  372,960
E. M. Kopczick ....................................       30,000     $  277,200           12,000      $  372,960
T. M. Noonan ......................................       20,000     $  184,800            8,000      $  248,640

All executive officers (eight persons) ............      355,000     $3,280,200          114,000      $3,543,120
Other officers and key employees (276 persons).....      705,900     $6,522,516          111,500      $3,465,420

----------
(1) Based on a Black-Scholes value of $9.24 per share as of January 26, 2004. The actual grant date value will depend on the Black-Scholes value as of April 26, 2004 if the 2004 Stock Incentive Plan is approved by shareholders on that date.

(2) Based on a per share price of $31.08, which was the average of the high and low sales prices of the Company's Common Stock on January 26, 2004. The actual grant date value will depend on the trading price of the Company's Common Stock on April 26, 2004 if the 2004 Stock Incentive Plan is approved by shareholders on that date.


     In considering the initial grants under the proposed 2004 Stock Incentive Plan, the Committee determined to shift the balance of stock-based compensation by reducing the number of stock options to be granted and increasing the number of restricted shares to be granted relative to grants in prior years. The term of the stock options proposed to be granted, subject to approval of the 2004 Stock Incentive Plan, will be six years rather than ten years. In addition, the vesting schedule for restricted stock proposed to be granted, subject to approval of the 2004 Stock Incentive Plan, will be one-third on each of the first, second and third anniversaries of the date of grant rather than 25 percent on each of the second, third, fourth and fifth anniversaries for restricted stock granted previously.

PRINCIPAL PROVISIONS OF THE 2004 STOCK INCENTIVE PLAN

     Set forth below is a summary of the principal provisions of the 2004 Stock Incentive Plan, which summary is qualified in its entirety by reference to the complete text of the 2004 Stock Incentive Plan set forth in Appendix A to this Proxy Statement.

GENERAL

     The 2004 Stock Incentive Plan provides for the grant of stock options (which may be incentive stock options, non-qualified stock options or a combination thereof) and restricted shares of Common Stock to key employees of the Company and its subsidiaries, up to 4,500,000 shares in the aggregate, provided that no more than 1,500,000 shares may be issued as restricted shares. Such limits are subject to adjustment for stock splits, stock dividends, recapitalizations and similar events.

     Shares subject to any stock option granted under the 2004 Stock Incentive Plan or any predecessor stock option plan of the Company that is terminated for any reason without having been exercised in full, restricted shares of Common Stock that are forfeited prior to vesting, and shares of Common Stock subject to any award under the 2004 Stock Incentive Plan or any predecessor stock option or restricted stock plan of the Company that are otherwise surrendered by a participant or terminated will be available for future grants under the 2004 Stock Incentive Plan. If any shares of Common Stock are withheld from those otherwise issuable in connection with the exercise of a stock option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the 2004 Stock Incentive Plan.

     The 2004 Stock Incentive Plan will be administered by the Management Organization and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). "Key employees" means executive officers (currently eight persons) as well as other employees designated by the Compensation Committee in its discretion, upon the recommendation of management, but not any employee who, assuming the full exercise of such options granted, would own more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary. Approximately 284 persons currently participate in the Company's stock compensation plans and would be considered key employees for purposes of the 2004 Stock Incentive Plan. The maximum number of shares of Common Stock that may be granted under the 2004 Stock Incentive Plan to any single individual in any calendar year shall not exceed 500,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events. No participant may be granted incentive stock options under the 2004 Stock Incentive Plan that would result in shares with an aggregate fair market value on the date of grant of more than $100,000 first becoming exercisable in any one calendar year.


STOCK OPTIONS

     Under the 2004 Stock Incentive Plan, the Compensation Committee may grant to a participant incentive stock options, non-qualified stock options or a combination thereof. The Compensation Committee has the discretion to determine the terms and conditions of stock option grants made pursuant to the 2004 Stock Incentive Plan; provided, however, that the exercise price of any option granted under the 2004 Stock Incentive Plan must be at least equal to 100% of the fair market value of one share of Common Stock on the date when the option is granted. The number of shares subject to purchase and the price per share under each outstanding option shall be adjusted to reflect any stock dividend, stock split, recapitalization or similar event.

     Options granted under the 2004 Stock Incentive Plan will be exercisable in whole or in part (in lots of 10 shares or any multiple thereof) from time to time beginning from the date the option is granted, subject to the provision that an option may not be exercised (except in connection with certain events of termination, as discussed below) (i) more than 90 days after the participant's termination of employment or more than 10 years from the date of grant, whichever period is shorter, or (ii) prior to the expiration of one year from the date of grant of the option. Unless the Compensation Committee determines otherwise with respect to a particular option grant, no option may be exercised with respect to more than 50% of the underlying shares of Common Stock during the second year after the grant date, 75% during the third year, and 100% thereafter. The options approved by the Compensation Committee on January 26, 2004 (subject to approval by shareholders of the 2004 Stock Incentive Plan) will have a term of six years rather than 10 and will vest in accordance with the foregoing schedule.

     The exercise price for options may be paid in cash, in shares of Common Stock, or a combination of the foregoing. The Compensation Committee may also authorize on behalf of the Company the acceptance of the surrender of the right to exercise an option or a portion thereof and the payment by the Company therefor of an amount equal to the excess of the fair market value (as defined in the 2004 Stock Incentive Plan) on the date of surrender of the shares of Common Stock covered by such option or portion thereof over the aggregate option price of such shares. Such a payment may be made in cash, in shares of Common Stock, or a combination of the foregoing as determined by the Compensation Committee. Shares of Common Stock underlying surrendered options would be available for future grants under the 2004 Stock Incentive Plan.

     Options granted under the 2004 Stock Incentive Plan are not transferable by the participant otherwise than by will or the laws of descent and distribution, and are exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, non-qualified stock options may be transferable without payment of consideration to immediate family members of the participant or to trusts or partnerships for the benefit of such family members.

     If a participant retires or ceases to be employed by the Company or by a subsidiary by reason of permanent disability or after a change in control (as defined in the 2004 Stock Incentive Plan), all options granted to that participant may be exercised in whole or in part within 90 days after such event, but not after the expiration of the term of the option. If a participant dies while employed by the Company or by a subsidiary or within 90 days after retiring or ceasing to be employed by the Company by reason of permanent disability or after a change in control, all options granted to that participant may be exercised in whole or in part by the estate of such participant at any time within one year after the participant's death, but not after the expiration of the term of the option. In either situation, the Compensation Committee may authorize the acceptance of the surrender of the right to exercise such options or any portion thereof in return for a payment equal to the excess of the fair market value on the date of surrender over the aggregate option price of such shares. If a participant's employment is terminated for any other reason and the option is exercisable in whole or in part at the date of termination, the participant may exercise the option to the extent it was exercisable as of the date of termination at any time within 90 days after such termination of employment, but in no event after the expiration of the term of the option.

RESTRICTED SHARES

     The Compensation Committee may grant to any participant an award of such number of shares of Common Stock on such terms, conditions and restrictions as the Compensation Committee shall establish in its sole discretion ("Restricted Shares"). No more than 1,500,000 Restricted Shares may be awarded under the 2004 Stock Incentive Plan, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events.

     The terms of any award of Restricted Shares shall be set forth in an award agreement which shall contain provisions determined by the Compensation Committee and not inconsistent with the 2004 Stock Incentive Plan. Upon the lapse or release of all restrictions, one or more share certificates registered in the name of the participant for an appropriate number of shares shall be delivered to the participant free of any restrictions. Unless otherwise provided by the Compensation Committee in the applicable award agreement, all restrictions on Restricted Shares shall lapse in the event of a change-in-control (as defined in the 2004 Stock Incentive Plan). With respect to performance-based awards of Restricted Shares that are intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Internal Revenue Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on shareholders' equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share.

     The Compensation Committee has the discretion, as to any award of Restricted Shares, to award a separate cash amount, payable to the participant at the time when the forfeiture restrictions on the Restricted Shares lapse or at such earlier time as the participant may elect to be taxed with respect to such Restricted Shares equal to (i) the federal income tax and the golden parachute excise tax payable under Section 4999 of the Internal Revenue Code, if any, with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

     An award is forfeitable if the participant does not continue in the service of the Company or one of its subsidiaries until the expiration of the forfeiture period for such Restricted Shares and does not satisfy any and all other conditions set forth in the award agreement. Until such time as the risk of forfeiture lapses or the shares awarded are forfeited, participants who have been awarded restricted shares shall have all rights of a holder of outstanding Common Stock with respect to the shares subject to the award agreement, including but not limited to the right to vote such shares and the right to receive dividends. No Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the participant is treated as the owner under Sections 671 through 677 of the Internal Revenue Code), pledged or sold prior to the lapse of the applicable restrictions. Any shares of Common Stock or other securities distributed as a dividend with respect to Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Restricted Shares.

TERM; AMENDMENT

     The 2004 Stock Incentive Plan shall remain in effect until January 25, 2014 unless sooner terminated by action of the Board of Directors, provided that no award of stock options or restricted stock shall be granted after January 25, 2014. The Board of Directors may at any time amend or terminate the 2004 Stock Incentive Plan, as it shall deem advisable; provided, however, that (i) no change may be made in awards theretofore granted under the 2004 Stock Incentive Plan which would materially impair participants' rights without their consent; and (ii) no amendment to the 2004 Stock Incentive Plan shall be made without approval of the Company's shareholders if such shareholder approval is required under applicable law or the rules of the New York Stock Exchange. In any event, the Board of Directors may amend or revise the 2004 Stock Incentive Plan to comply with applicable laws or governmental regulations.


U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion briefly summarizes the federal income tax consequences of the issuance and exercise of incentive stock options, non-qualified stock options and Restricted Shares to the participants and the Company. State and local tax consequences may differ.

     Incentive Stock Options. Generally, a participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income.

     Non-Qualified Options. A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the participant exercises the non-qualified stock option. In general, the amount of ordinary income required to be recognized is equal to the excess of the aggregate fair market value of the shares on the date of exercise over the aggregate exercise price per share paid for such shares.

     Restricted Shares. Restricted Shares will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a recipient of Restricted Shares makes an election under Section 83(b) of the Internal Revenue Code as described below, the recipient generally is not required to recognize ordinary income on the award of Restricted Shares. Instead, on the date the substantial risk of forfeiture lapses, the recipient will be required to recognize ordinary income in an amount equal to the fair market value of the shares on such date. If a recipient makes a Section 83(b) election to recognize ordinary income on the date the Restricted Shares are granted, the amount of ordinary income required to be recognized is an amount equal to the fair market value of the shares on the date of grant. In such case, the recipient will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

     Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Restricted Shares or shares acquired upon the exercise of incentive and non-qualified stock options will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. As noted above with respect to incentive stock options, however, if certain holding period requirements are not satisfied at the time of the sale or exchange (a "disqualifying disposition"), a participant may be required to recognize ordinary income upon such disposition.

     Deductibility by the Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a non-qualified stock option or an award of Restricted Shares, at the same time the participant is required to recognize ordinary income, the Company will generally be allowed a deduction in an amount equal to the amount of ordinary income so recognized.

     Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent it exceeds $1 million for the taxable year. The 2004 Stock Incentive Plan is intended to allow the grant of awards that qualify under an exception to the deduction limit for "performance-based compensation."


RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of the Crane Co. 2004 Stock Incentive Plan. Approval of the 2004 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting, provided that the votes cast on the proposal constitute a majority of the votes entitled to be cast at the meeting. See Outstanding Shares and Required Votes, page 1.


                              PROPOSAL TO APPROVE
                   CORPORATE EVA INCENTIVE COMPENSATION PLAN


INTRODUCTION

     Since 1988 the Company has used principles of economic value added ("EVA") in its incentive compensation program for key executives. On January 26, 2004, the Board of Directors adopted, and recommended for approval by the Company's shareholders, the Crane Co. Corporate EVA Incentive Compensation Plan (the "EVA Plan"), which continues the Company's commitment to using EVA as the basis for incentivizing and rewarding key executives. Shareholder approval of the EVA Plan is being sought at this time as a matter of good corporate governance and to take advantage of an important exemption under Section 162(m) of the Internal Revenue Code that might otherwise limit the Company's entitlement to tax deductions for certain compensation payments.


PRINCIPAL PROVISIONS OF THE EVA PLAN

     Set forth below is a summary of the principal provisions of the EVA Plan, which summary is qualified in its entirety by reference to the complete text of the EVA Plan set forth in Appendix B to this Proxy Statement.


GENERAL

     The purpose of the EVA Plan is to maximize shareholder value by aligning management's interests with those of the Company's shareholders and rewarding management for sustainable and continuous improvement in the business being managed. The EVA Plan provides for cash payments to eligible participants based upon the attainment of EVA and EVA growth from the prior fiscal year.

     The EVA Plan will be administered by the Compensation Committee. The participants in the EVA Plan shall be the executive officers and key employees of the Company who are designated as participants by the Company's Chief Executive Officer. The Company's eight executive officers and six other key employees currently participate in the Corporate EVA Incentive Compensation Plan, while another 167 key employees of the Company participate in similar plans based upon EVA principles. No participant who is subject to the limitations of Section 162(m) of the Internal Revenue Code will be eligible to receive an award under the EVA Plan in excess of $3,000,000 for any year.

     Under the EVA Plan, for each plan year the Compensation Committee establishes a bonus pool formula based on both a percentage of the change in EVA from the prior plan year and a percentage of the positive EVA, if any, for the current plan year. The Compensation Committee also reviews and approves the individuals eligible to participate in the EVA Plan for the plan year and fixes a participation percentage and a target bonus for each participant. The participation percentages of participants determine the portion of that year's bonus pool that will be credited to each participant.

     For purposes of the EVA Plan, EVA is defined as the difference between the return on total capital invested in the business (net operating profit after tax, or NOPAT, divided by total capital employed) and the cost of capital, multiplied by total capital employed. EVA awards are calculated using total capital employed and NOPAT based on amounts as reported in the Company's published financial statements, except that provisions relating to the Company's asbestos liabilities are excluded. In addition, the Compensation Committee has the authority to exclude significant non-budgeted or non-controllable gains or losses from actual financial results in order to properly measure EVA. The component cost of equity is fixed by the Committee at the beginning of each year, while the cost of debt is determined on the basis of the Company's actual interest cost during the year and the blended cost of capital is reviewed and approved by the Committee following the end of the year.


     The payout structure is based on target bonuses (expressed as a percentage of annual salary for each participant) so that each year the annual EVA award is paid out up to the target bonus, plus one-third of the bank balance from prior years, after crediting any excess from the current year EVA award, with the remaining bank balance carried for future years.


     If the EVA award for a particular year is positive, it is paid out to the participant up to the predetermined target bonus (percentage of salary), and any excess is credited to the participant's "bank account." If the EVA award is less than the target bonus amount for that year, the participant will receive an additional amount from the bank account until the total amount received, including the EVA Award, equals the target bonus. If the participant's bank account is a positive number after payment of the EVA award, one-third of the account balance is also paid to the participant in cash, and the remainder of the account balance represents that individual's "equity" in the account for future years. If the account balance is negative, the participant will receive no incentive compensation payment the following year unless the EVA award is positive.


     Each year, the Company adds interest to a positive bank account balance at an annual rate of six percent. The account is subject to forfeiture in the event a participant leaves the Company by reason of termination or resignation, but is paid in full if the participant dies, becomes disabled or retires at age 65 (or earlier at the discretion of the Committee) or upon a change-in-control of the Company. The bank account concept with the three-year payout at risk gives the incentive compensation program a longer-term perspective and provides participants with ownership incentives as the account balances build or decline. Although the program is formula driven, the Committee retains discretion to review and adjust its impact on individuals for reasonableness and to preserve its incentivizing objectives, provided that the EVA award percentages of the individuals named in the Summary Compensation Table are capped by the Committee at the beginning of the year.


PLAN BENEFITS TABLE


     On January 26, 2004, the Compensation Committee approved incentive compensation awards and payments under the EVA Plan for the year ended December 31, 2003 to the five executive officers named in the Summary Compensation Table, to all executive officers as a group and to all other officers and participating employees of the Company (non-executive directors do not participate in the EVA Plan) as follows:




NAME                                             EVA AWARD      EVA PAYMENT     EVA BANK
----                                           -------------   -------------   ---------
E.C. Fast ..................................    $  546,276      $  546,276      $     0
G.S. Scimone ...............................    $  182,092      $  182,092      $     0
A.I. duPont ................................    $  163,883      $  163,883      $     0
E.M. Kopczick ..............................    $  163,883      $  137,974      $25,909
T.M. Noonan ................................    $  127,464      $  107,288      $20,176
All executive officers (eight persons)......    $1,383,899      $1,331,644      $52,255
Other officers and employees (six
 persons) ..................................    $  273,138      $  273,138      $     0

TERM; AMENDMENT


     The EVA Plan will remain in effect until terminated by action of the Board of Directors. The Board of Directors may at any time amend the EVA Plan, as it shall deem advisable.

RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of the Crane Co. Corporate EVA Incentive Compensation Plan. Approval of the EVA Plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting. See Outstanding Shares and Required Votes, page 1.


             SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION OF THE
                              MACBRIDE PRINCIPLES

     The following proposal was submitted to the Company by New York City Comptroller William C. Thompson, Jr. on behalf of the New York City Employees' Retirement System and the New York City Teachers' Retirement System, which held 92,626 and 64,225 shares of the Company's common stock as of October 31, 2003, respectively. Mr. Thompson's address is 1 Centre Street, New York, New York 10007-2341.

     "WHEREAS, Crane Company has a subsidiary in Northern Ireland;

     WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of sectarian strife;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

   1. Increasing the representation of individuals from underrepresented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

   2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

   3. The banning of provocative religious or political emblems from the workplace.

   4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

   5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

   6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

   7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

   8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

   9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

   RESOLVED: Shareholders request the Board of Directors to:

        Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles."


SUPPORTING STATEMENT OF NEW YORK CITY COMPTROLLER

     We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

     Implementation of the MacBride Principles by Crane Company will demonstrate its concern for human rights and equality of opportunity in its international operations.

     Please vote your proxy FOR these concerns.


OPPOSITION STATEMENT OF THE BOARD OF DIRECTORS OF THE COMPANY

     The Board of Directors believes that the Company benefits by hiring from the widest available talent pool and that an employee's ability to do the job should be the primary consideration in hiring and promotion decisions, which is why the Company has a long-standing policy of providing equal opportunity employment without regard to race, color, religion, sex, national origin, citizenship status, age, disability or marital status. The Company has one subsidiary located in Northern Ireland, Crane Stockham Valve Limited ("CSVL"), and CSVL is subject to the same policy.

     CSVL is subject to the Northern Ireland Fair Employment Act 1989, as amended and updated by the Fair Employment and Treatment (Northern Ireland) Order 1998 (the "Fair Employment Act"), and the Code of Practice for the Promotion of Equality of Opportunity promulgated under the Fair Employment Act. The Fair Employment Act makes religious discrimination and preferential treatment in employment illegal, and requires CSVL to monitor its work force, submit annual returns and regularly review its employment procedures. The Fair Employment Act allows the Equality Commission for Northern Ireland (formerly the Fair Employment Commission) to oversee such regular reviews and provides for the imposition of penalties against employers who are found to have discriminated on the grounds of religious or political beliefs.

     As an employer with more than 10 employees in Northern Ireland, CSVL is registered under the Fair Employment Act, and thus works with the Equality Commission to further ensure that its employment procedures are not discriminatory. In addition, CSVL entered into a voluntary agreement with the Commission in October 1996 pursuant to which CSVL undertook a program of affirmative action regarding communication of equal opportunity policies and procedures, continuing to provide a working environment without intimidation or harassment, annual auditing of its employment practices and procedures and outreach measures to encourage applications from the Roman Catholic community.

     In effect, the Company's policies and applicable laws endorse the same belief in equality of opportunity that is embodied in the MacBride Principles. However, the Board of Directors does not believe that it is advisable for the Company to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. By adopting the MacBride Principles, CSVL would become unnecessarily accountable to two sets of similar but not identical fair employment guidelines, which would unnecessarily burden CSVL and its management in the conduct of CSVL's business. In addition, the Board of Directors is concerned that implementation of a duplicate set of principles could lead to confusion, conflicts and, potentially, unfairness in the workplace. For the foregoing reasons, the Board of Directors believes that adoption of the MacBride Principles is not in the best interests of the Company or its shareholders.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote AGAINST the Shareholder Proposal Regarding Implementation of the MacBride Principles.


                                 MISCELLANEOUS

     Solicitation of Proxies. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, email and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Georgeson Shareholder Communications, Inc. which will receive a fee for its services of $5,500 plus out-of-pocket expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

     Incorporation by Reference. The Report on Executive Compensation on pages 14-16, the Audit Committee Report on page 20 and the Performance Graph on page 13 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates either of said reports or said graph by reference and neither of the reports nor the graph shall otherwise be deemed filed under such Acts.


     Next Annual Meeting; Shareholder Proposals. The By-Laws provide that the Annual Meeting of Shareholders of the Company will be held on the second Monday in May in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 2005 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before November 5, 2004. In addition, under the Company's By-Laws, if security holders intend to nominate directors or present proposals at the 2005 Annual Meeting other than through inclusion of such proposals in the Company's proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than November 5, 2004 and no later than December 5, 2004. If the Company does not receive notice by that date, then such proposals may not be presented at the 2005 Annual Meeting.


     Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided, or to use the Internet address or the toll-free telephone number on the enclosed proxy card. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.


                                                    By Order of the Board of
Directors,



                                                    AUGUSTUS I. DUPONT
                                                    Secretary


March 5, 2004

                                                                     APPENDIX A


                                   CRANE CO.
                           2004 STOCK INCENTIVE PLAN


1. PURPOSE AND ADOPTION OF THE PLAN

     The purpose of the Crane Co. 2004 Stock Incentive Plan (as the same may be amended from time to time, the "Plan") is (i) to attract and retain key employees of Crane Co. (the "Company"), and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and (iv) to further opportunities for stock ownership by such key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success.

     The Plan was approved by the Board of Directors of the Company (the "Board") on January 26, 2004 and shall become effective upon approval by the stockholders of the Company (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Award shall be granted under this Plan after January 25, 2014.


2. DEFINITIONS

     For the purposes of this Plan, capitalized terms shall have the following meanings:

     (a) "Award" means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Section 6 and Restricted Shares described in Section 8.

     (b) "Award Agreement" means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     (c) "Beneficiary" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

     (d) "Board" shall have the meaning given to such term in Section 1.

     (e) "Change in Control" means the first to occur of the following events after the Effective Date: (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock; (ii) the receipt by the Company of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by the stockholders of the Company of an agreement providing for any Merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a Merger of the Company in which the holders of Common Stock of the Company immediately prior to the Merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the Merger; (iv) the date of the approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or
(vi) the date upon which the individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     (g) "Committee" means the Management Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time.

     (h) "Company" shall have the meaning given to such term in Section 1.

     (i) "Common Stock" means Common Stock, par value $1.00 per share, of the Company.

     (j) "Date of Grant" means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee's action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee's action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee's action.

     (k) "Effective Date" shall have the meaning given to such term in Section
1.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any applicable date, for all purposes in this Plan, the average of the high and low sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on the ten (10) consecutive trading days ending on that day, or if no sale of stock has been recorded on such day, then on the next preceding day on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any given date shall be as determined in good faith by the Committee.

     (n) "Incentive Stock Option" means a stock option within the meaning of
Section 422 of the Code.

     (o) "Merger" means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

     (p) "Non-Qualified Stock Option" means a stock option which is not an Incentive Stock Option.

     (q) "Options" means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     (r) "Participant" means a person designated to receive an Award under the Plan in accordance with Section 5.

     (s) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's services for the Company and its Subsidiaries lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of six months or longer. The Committee's reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

     (t) "Plan" shall have the meaning given to such term in Section 1.

     (u) "Purchase Price," with respect to Options, shall have the meaning set forth in Section 6(a).

     (v) "Restricted Shares" means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

     (w) "Retirement" means a Participant's retirement at or after age 65.

     (x) "Subsidiary" means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.


3. ADMINISTRATION

     (a) This Plan shall be administered by the Committee, which shall at all times be constituted to comply with the "outside director" requirements established from time to time under Section 162(m) of the Code, the "non-employee director" requirements established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, and the "independent director" requirements established from time to time under the corporate governance rules of the New York Stock Exchange. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and the Participants.

     (b) The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.


4. SHARES

     (a) The total number of shares of Common Stock authorized to be issued under the Plan shall not exceed 4,500,000 shares; provided that no more than 1,500,000 shares of Common Stock shall be issued as Restricted Shares. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market.

     (b) Subject to the provisions of Section 6(d), any shares subject to an Option granted under this Plan or any predecessor stock option plan of the Company that expires or is terminated for any reason without having been exercised in full, shares of Common Stock forfeited as provided in Section 8(h) and shares of Common Stock subject to any Award under this Plan or any predecessor stock option or restricted stock plan of the Company that are otherwise surrendered by a Participant or terminated shall continue to be available for future grants under this Plan. If any shares of Common Stock are withheld from those otherwise issuable in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.


5. PARTICIPATION

     Participants in the Plan shall be such key employees of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, "key employees" shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary. Subject to adjustment in accordance with Section 9, the maximum number of shares for which Awards may be granted under this Plan to any single individual in any calendar year shall not exceed 500,000 shares of Common Stock. Options under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

6. GRANT AND EXERCISE OF STOCK OPTIONS

     (a) The purchase price of each share of Common Stock upon exercise of any Options granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant (the "Purchase Price"). Each Option shall have a stated term not to exceed 10 years from the Date of Grant.

     (b) Each Option granted under this Plan shall be exercisable in whole or in part from time to time beginning from the Date of Grant, subject to the provision that an Option may not be exercised by the Participant, except as provided in Section 7, (i) more than 90 days after the termination of the Participant's employment by the Company or a Subsidiary or later than the date of expiration of the term of the Option, or (ii) prior to the expiration of one year from the Date of Grant; provided further, that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 50% of the total shares subject to such Option during the second year after the Date of Grant, 75% during the third year, and 100% thereafter.

     (c) The Purchase Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the Purchase Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant.

     (d) The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

     (e) Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for the benefit of such family members.

     (f) No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

     (g) The Company shall have the right to require a Participant to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in accordance with such rules as it may adopt, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or tax liability arising from the exercise of such Option to the extent permitted by applicable law and regulations.

     (h) The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Award Agreement.

7. EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT

     (a) If a Participant shall retire or shall cease to be employed by the Company or by a Subsidiary by reason of Permanent Disability or after a Change in Control, all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), at any time within 90 days after such Retirement, termination by reason of Permanent Disability, or termination after a Change in Control, but not after the expiration of the term of the Option.

     (b) If a Participant shall die while employed by the Company or by a Subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 7(a), all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), by the estate of such Participant (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such Participant but not after the expiration of the term of the Option.

     (c) If a Participant's employment is terminated for any reason other than death, disability or retirement or after a Change in Control, such Participant may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 6(b). In no event may any Option be exercised after the expiration of the term of the Option.

8. GRANT OF RESTRICTED SHARES

     (a) The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on stockholders' equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

     (b) As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(e), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 8(e), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

     (c) Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(b), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(b).

     (d) None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

     (e) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(i), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8(k), the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     (f) A Participant's Restricted Share Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

     (g) The Committee will have the discretion, as to any Restricted Share Award, to award a separate cash amount, payable to the Participant at the time when the forfeiture restrictions on the Restricted Shares lapse or at such earlier time as the Participant may elect to be taxed with respect to such Restricted Shares equal to (i) the federal income tax and the Section 4999 golden parachute excise tax, if any, payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

     (h) Subject to Sections 8(i) and 8(j), Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

     (i) Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

     (j) Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 8(e).

     (k) The Company shall have the right to require a Participant to pay to the Company the cash amount of any taxes which the Company is required to withhold with respect to any amount payable and/or shares issuable under such Participant's Award. The Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines.

9. ADJUSTMENTS TO REFLECT CAPITAL CHANGES

     In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Awards under the Plan, the maximum number of shares for which Awards may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the Purchase Price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Awards under the Plan, the maximum number of shares for which Awards may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the Purchase Price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any Merger, the Committee may make such adjustment in the shares available for Awards under the Plan, the maximum number of shares for which Awards may be granted to any single individual in any calendar year and the shares subject to outstanding Awards and the Purchase Price thereof, if applicable, as the Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Awards.


10. AMENDMENT AND TERMINATION

     This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan; and provided, further, that no such action shall be taken without the approval of the stockholders of the Company if such stockholder approval is required under applicable law or the rules of the New York Stock Exchange. Notwithstanding the foregoing, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.


11. GENERAL PROVISIONS

     (a) Each Option granted under this Plan shall be evidenced by a written Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such Award Agreement has been executed and delivered by the Participant and the Company.

     (b) In the event of any conflict between the terms of this Plan and any provision of any Award Agreement, the terms of this Plan shall be controlling.

     (c) No Participant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment relationship with any person at any time and for any reason.

     (d) Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant's earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

     (e) The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the

Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.


     (f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.


     (g) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

                                                                     APPENDIX B


                              CRANE CO. CORPORATE
                        EVA INCENTIVE COMPENSATION PLAN


                     (AS IN EFFECT AS OF JANUARY 1, 2004)


1. PURPOSE.

     In 1988, Crane Co., a Delaware corporation (the "Company"), initially adopted an annual incentive compensation program based on the principles of Economic Value Added. The purpose of this approach is to maximize shareholder value by aligning management's interests with those of the Company's shareholders and rewarding management for sustainable and continuous improvement in the business being managed. The Board of Directors of the Company (the "Board") has amended the Plan from time to time in various respects, including in order to more closely align the EVA calculations under the Plan for corporate office participants with the financial results reported to shareholders and to achieve greater transparency to the participants in the financial calculations required under the Plan. This document sets forth the Plan as in effect as of January 1, 2004 for the corporate office participants. For all periods prior to January 1, 2004, the provisions of the Plan as in effect prior to that date shall govern.


2. DEFINITIONS.

     For purposes of this Plan, the following capitalized terms shall have the respective meanings set forth below:

     (a) "Annual Payout" means an annual cash payment to a Participant determined in accordance with Section 7.

     (b) "Average Capital Employed" means, for any Plan Year, the average monthly operating capital, but without deducting any reserves for asbestos-related claims, as determined by the Company following the close of the Plan Year.

     (c) "Bank Account" means a bookkeeping account established for each Participant.

     (d) "Board" shall have the meaning given to such term in Section 1.

     (e) "Bonus Pool" means each of the bonus pools established in accordance with Section 5.

     (f) "Company" shall have the meaning given to such term in Section 1.

     (g) "Committee" means the Management Organization and Compensation Committee of the Board.

     (h) "Cost of Capital" means, for any Plan Year, the weighted average cost of equity and after-tax cost of debt. The cost of equity shall be fixed by the Committee at the beginning of the Plan Year. The after-tax cost of debt shall be the actual interest cost paid by the Company during the Plan Year divided by the average monthly debt outstanding during such Plan Year, adjusted by a tax rate of 35 percent. The Cost of Capital calculation shall be reviewed and approved by the Committee following the close of the Plan Year.

     (i) "EVA" means, for any Plan Year, the Return on Capital less the Cost of Capital, multiplied by the Average Capital Employed.

     (j) "EVA Award" means each Participant's individual award amount for a Plan Year as determined in accordance with Section 6.

     (k) "NOPAT" means net operating profit after tax for the Plan Year plus the after-tax amount of expenses for asbestos-related claims against the Company and its subsidiaries during such Plan Year.

     (l) "Participants" means the individuals designated by the Committee in accordance with Section 4 as eligible to participate in the Plan.

     (m) "Participation Percentage" means the Bonus Pool percentage established for each Participant in accordance with Section 6. The aggregate Participation Percentages of all Participants for a Plan Year shall not exceed 100%.

     (n) "Plan Year" means each calendar year during the term of this Plan.

     (o) "Return on Capital" means, for any Plan Year, NOPAT divided by Average Capital Employed.

     (p) "Target Bonus" means a target bonus for each Participant, stated as a percentage of the Participant's base annual salary for the Plan Year, established by the Committee in accordance with Section 4.


3. ADMINISTRATION.

     The Plan will be administered by the Committee. The Committee's decisions in the administration of the Plan shall be final and binding on all parties. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to designate the employees eligible to participate in the Plan, to establish and adjust any EVA formula or calculation as provided in Sections 4, 5 and 6, to impose such conditions and restrictions on awards under the Plan as it determines appropriate, and to take such steps in connection with the Plan and awards made under the Plan as it may deem necessary or advisable. Notwithstanding the foregoing, the Committee may, in its discretion, delegate any or all of its powers and duties hereunder to the Company's Chief Executive Officer, provided that, with respect to the participation hereunder by the Chief Executive Officer and any other officers of the Company whose compensation is subject to the deduction limitation set forth in Section 162(m) of the Internal Revenue Code, all such powers and duties shall remain with the Committee to the extent necessary to ensure, to the extent practicable, that amounts payable under this Plan qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Internal Revenue Code and the regulations thereunder.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.


4. ELIGIBILITY.

     The persons who shall participate in this Plan shall be such officers and other key employees of the Company as may be designated as Participants by the Company's Chief Executive Officer. Not later than the end of the first month of each Plan Year, the Committee shall fix a Participation Percentage and a Target Bonus for each Participant, provided that the Participation Percentage and Target Bonus for a Participant who becomes a Participant during the Plan Year shall be fixed at the time such participation commences.


5. CALCULATION OF EVA AND DETERMINATION OF BONUS POOL.

     As soon as practicable following the close of each Plan Year, the Company shall determine, subject to review and approval by the Committee, the EVA for such Plan Year upon which the Bonus Pool calculation shall be based.

     For each Plan Year, a Bonus Pool shall be established by applying a formula to the EVA for the Plan Year. Such formula shall utilize both a percentage of the change in the EVA of the Company from the prior Plan Year, whether positive or negative, plus a percentage of the positive EVA, if any, in the current

Plan Year. Unless and until revised by the Committee, the Bonus Pool for the Company shall be determined as follows:

--------------------------------------------------------------------------------
IF PRIOR YEAR EVA WAS:   THE CURRENT PLAN YEAR EVA FORMULA IS:
--------------------------------------------------------------------------------
 Positive                10% of the change in EVA (positive or negative)
                         from prior Plan Year plus 6% of any positive
                         EVA in current Plan Year
--------------------------------------------------------------------------------
 Negative                15% of the change in EVA (positive or negative)
                         from prior Plan Year
--------------------------------------------------------------------------------

6. DETERMINATION OF PARTICIPANT EVA AWARDS.


     Each Participant's EVA Award for a Plan Year shall be equal to the Bonus Pool for such Plan Year multiplied by such Participant's Participation Percentage. The Chief Executive Officer will retain discretion to revise a Participant's Participation Percentage if the Chief Executive Officer deems it appropriate as circumstances develop during the Plan Year; provided, however, in the case of an executive officer who is subject to the limitations of
Section 162(m) of the Internal Revenue Code, such revision may be made only by the Committee and may only have a negative effect on the amount of such Participant's EVA Award for the Plan Year. As soon as practicable after the end of the Plan Year, the Committee will review and adopt a resolution approving the calculation of EVA, the Bonus Pool and the EVA Award for each Participant pursuant to the formula established at the beginning of the year (revised downward if the Committee so determines); provided, however, that no EVA Award with respect to any executive officer who is subject to the limitations of
Section 162(m) of the Internal Revenue Code may exceed $3,000,000 for any particular Plan Year.


7. ANNUAL PAYOUTS AND ALLOCATIONS TO PARTICIPANTS' BANK ACCOUNTS.


     (a) Annual Payout. As soon as practicable after each Participant's EVA Award for a Plan Year has been determined, each Participant shall receive an Annual Payout equal to the lesser of (i) the total amount of such EVA Award or
(ii) the Participant's Target Bonus. If a Participant's EVA Award exceeds such Target Bonus amount for that Plan Year, the excess shall be credited to the Participant's Bank Account and there shall be added to the Annual Payout described in the immediately preceding sentence an amount equal to one-third (1/3) of the amount in the Participant's Bank Account following such credit. If a Participant's EVA Award is less than the Target Bonus amount for that Plan Year, the Participant shall receive an additional amount from the Participant's Bank Account until the total amount received, including the EVA Award, equals the Target Bonus, and if there is any remaining amount in the Participant's Bank Account after such payment, the Participant shall receive one-third of such remaining amount. All Annual Payouts shall be paid in a lump sum as soon as practicable after the Annual Payout amounts are determined by the Committee.



     (b) Bank Account. Following payment of the Annual Payout as described above, the remainder of the Bank Account balance will represent the Participant's "equity" in his or her EVA Bank Account for future years. Interest shall be credited to the undistributed positive amount credited to each Participant's Bank Account at the rate of 6% per annum.

8. TREATMENT OF PARTICIPANTS' BANK ACCOUNTS UPON TERMINATION OF EMPLOYMENT OR OTHER EVENTS.


     If a Participant leaves the Company by reason of termination or resignation or ceases to be eligible to participate in the Plan, his or her Bank Account balance will be treated as follows:

----------------------------------------------------------------------------------------------------
                                               DISPOSITION OF ACCOUNT
EVENT                                          BALANCE/RESTRICTED SHARES*
----------------------------------------------------------------------------------------------------
Terminate/quit                                 Lose Bank Account balance; forfeit unvested
                                               restricted shares
----------------------------------------------------------------------------------------------------
Removed from plan/demotion                     Bank Account balance paid out in two equal
                                               installments on the two succeeding Annual
                                               Payout dates; restricted shares continue to vest
----------------------------------------------------------------------------------------------------
Unit sold by Crane Co.                         Receive Bank Account balance in cash; all
                                               restricted shares become fully vested
----------------------------------------------------------------------------------------------------
Normal retirement at age 65/death/disability   Receive Bank Account balance in cash; all
                                               restricted shares become fully vested
----------------------------------------------------------------------------------------------------
Unit spun off                                  No payout; Bank Account balance continued
                                               with spun off company; all restricted shares
                                               become fully vested
----------------------------------------------------------------------------------------------------
Crane Co. acquired                             Receive Bank Account balance in cash; all
                                               restricted shares become fully vested
----------------------------------------------------------------------------------------------------
Transfer to another business unit              Bank Account balance transfers with Participant
                                                to new unit; restricted shares continue to vest
----------------------------------------------------------------------------------------------------

* Refers to restricted shares granted to certain Participants in payment of Bank Account balances remaining after the Annual Payout for Plan Year 2002.


9. MISCELLANEOUS.


     (a) Plan Amendment and Termination. The Board may modify, suspend or terminate the Plan at any time.

     (b) Effect of Award on Other Employee Benefits. By acceptance of participation in this Plan, each Participant agrees that his or her EVA Award is special additional compensation and that it will not affect any employee benefit, e.g., life insurance, etc., in which the recipient participates, except that Annual Payouts made under this Plan shall be included in the employee's compensation for purposes of the Company's qualified and nonqualified retirement and savings plan.

     (c) Right to Continued Employment; Additional Awards. The receipt of an EVA Award shall not give the Participant any right to continued employment, and the right and power to dismiss any Participant from his or her employment is specifically reserved to the Company. In addition, the receipt of an EVA Award with respect to any Plan Year shall not entitle the recipient to an EVA Award with respect to any subsequent Plan Year.

     (d) Adjustments to Performance Goals. When a performance goal is based on EVA or other quantifiable financial or accounting measure, it may be necessary to exclude significant non-budgeted or non-controllable gains or losses from actual financial results in order to properly measure performance. The Committee will decide those items that shall be considered in adjusting actual results.

     (e) Withholding Taxes. The Company shall have the right to deduct from all payments under this Plan any Federal, state or local taxes required by law to be withheld with respect to such payments.

     (f) Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware, other than the conflict of law provisions thereof.

CRANE CO.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8048
EDISON, NJ 08818-8048



                                    -------
                                     CRANE
                                    -------




                               -----------------

                               -----------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

------------------------------------      --------------------------------------

VOTE-BY-INTERNET  [GRAPHIC OMITTED]   OR   VOTE-BY-TELEPHONE  [GRAPHIC OMITTED]

------------------------------------      --------------------------------------
1. LOG ON TO THE INTERNET AND GO TO       1. CALL TOLL-FREE
   HTTP://WWW.EPROXYVOTE.COM/CR.             1-877-PRX-VOTE (1-877-779-8683)

2. FOLLOW THE EASY STEPS OUTLINED         2. FOLLOW THE EASY RECORDED
   ON THE SECURED WEBSITE.                   INSTRUCTIONS.

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.




            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

                                                                     |
[X] PLEASE MARK                                                      |     0309
    VOTES AS IN                                                       ---
    THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTLY HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, FOR PROPOSALS 2,
                        3 AND 4 AND AGAINST PROPOSAL 5.

1. Election of Directors.
NOMINEES:
   (01) K.E. Dykstra, (02) R.S. Forte,
   (03) W.E. Lipner, (04) J.L.L. Tullis

   FOR      WITHHELD
   [ ]        [ ]

[ ]
-----------------------------------------
 For all nominees except as written above


2. Approval of Deloitte & Touche LLP as independent auditors for the Company for 2004.
                   FOR         AGAINST         ABSTAIN
                   [ ]           [ ]             [ ]

3.  Approval of the 2004 Stock Incentive Plan.
                   [ ]           [ ]             [ ]

4.  Approval of the Corporate EVA Incentive Compensation Plan.
                   [ ]           [ ]             [ ]

5.  Shareholder proposal regarding MacBride Principles.
                   [ ]           [ ]             [ ]

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.



Signature:                Date:        Signature:                    Date:
          --------------       ------            ------------------       ------

                                    -------
                                     CRANE
                                    -------

                              INVESTOR INFORMATION

Visit our web site at WWW.CRANECO.COM where you will find detailed information about the Company, its component businesses and its stock performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive e-mail notification of Crane Co. news, the Company's SEC filings, and Crane's daily closing stock price by clicking "Email Alert Signup" at WWW.CRANECO.COM. Once your name has been added to our distribution list, the Company will automatically e-mail you news and information as it is released.

You may also listen to all earnings releases, dividend releases, corporate news and other important announcements 24 hours a day, seven days a week, on demand by dialing our Crane Co. Shareholder Direct Information Line toll-free at 1-888-CRANE-CR (1-888-272-6327).


            ELECTRONIC DELIVERY OF ANNUAL REPORT AND PROXY MATERIALS

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of future annual reports and proxy statements, you may register your authorization at WWW.ECONSENT.COM/CR. You will be required to provide your social security number, e-mail address and the account number. You can locate your account number on your stock certificate, dividend check or plan statement.




                                   DETACH HERE
--------------------------------------------------------------------------------

                                      PROXY

                                    CRANE CO.

                  ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 2004
P            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O The undersigned does hereby appoint and constitute R.S. Evans, E.C. Fast and X A.I. duPont and each of them, true and lawful agents and proxies of the Y undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 27, 2004 at the Annual Meeting of Shareholders of Crane Co. to be held in the Elm Meeting Room of the Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut on Monday, April 26, 2004 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR USE THE TOLL-FREE TELEPHONE NUMBER OR INTERNET WEB SITE ON THE REVERSE SIDE.